                                                                   Exhibit 10.26

                                                               SHW Draft 4/12/02

================================================================================


                           WABASH NATIONAL CORPORATION



                                   $50,000,000

          11.29% Senior Secured Notes, Series I, due September 29, 2007

                                 --------------


                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

                                  -------------


                           Dated as of April 12, 2002


================================================================================

                                TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
1.  AMENDMENT AND RESTATEMENT; GUARANTIES; SECURITY.......................................1

    1A.         Amendment and Restatement of Note Purchase Agreement and Notes............1
    1B.         Guaranty..................................................................2
    1C.         Security for the Notes and Note Guaranty..................................2
    1D.         Intercreditor Agreement...................................................2


2.  ISSUANCE AND EXCHANGE.................................................................2

    2A.         Issuance and Exchange of Notes............................................2


3.  CONDITIONS OF CLOSING.................................................................2

    3A.         Certain Documents.........................................................2
    3B.         Opinion of Special Counsel to the Collateral Agent........................3
    3C.         Representations and Warranties; No Default................................4
    3D.         Exchange Permitted by Applicable Laws.....................................4
    3E.         Subsidiary Guaranty.......................................................4
    3F.         Collateral Documents; Related Transactions; Amendment Fee.................4
    3G.         Yield-Maintenance Notes...................................................5
    3H.         Consent of Other Creditors................................................5
    3I.         Payment of Accrued Interest on all Notes..................................5


4.  PREPAYMENTS...........................................................................5

    4A.         Required Prepayments Without Yield-Maintenance Amount.....................5
    4B.         Required Prepayments With Yield-Maintenance Amount........................5
    4C.         Optional Prepayment With Yield-Maintenance Amount.........................6
    4D.         Notice of Optional Prepayment.............................................6
    4E.         Application of Prepayments................................................6
    4F.         No Acquisition of Notes...................................................6


5.  AFFIRMATIVE COVENANTS.................................................................7

    5A.         Financial Statements; Notice of Defaults..................................7
    5B.         Information Required by Rule 144A........................................11
    5C.         Inspection of Property...................................................11
    5D.         Existence, Etc...........................................................12
    5E.         Powers...................................................................12
    5F.         Compliance with Laws, Etc................................................12
    5G.         Payment of Taxes and Claims..............................................12


                                TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE
                                                                                        ----
    5H.         Inspection of Property; Books and Records; Discussions...................13
    5I.         ERISA Compliance.........................................................13
    5J.         Maintenance of Properties; Insurance.....................................13
    5K.         Environmental Compliance.................................................14
    5L.         Foreign Employee Benefit Compliance......................................14
    5M.         Maintenance of Rights....................................................14
    5N.         Conduct of Business......................................................14
    5O.         Subsidiary Documentation.................................................14
    5P.         Collateral Documents.....................................................14
    5Q.         Restructuring Consultant.................................................16
    5R.         Chief Restructuring Officer..............................................16
    5S.         Approved Refinancing Indebtedness........................................16


6.  NEGATIVE COVENANTS...................................................................16

    6A.         Fiscal Year 2004 Covenants...............................................16
    6B.         Negative Covenants. The Company covenants that from and after the
                  Closing and continuing so long as any of the Notes are outstanding:....17
    6C.         Financial Covenants......................................................23
    6D.         Additional Negative Covenants............................................25
    6E.         Restricted Payments......................................................26


7.  EVENTS OF DEFAULT....................................................................28

    7A.         Acceleration.............................................................28
    7B.         Rescission of Acceleration...............................................32
    7C.         Notice of Acceleration or Rescission.....................................32
    7D.         Other Remedies...........................................................32


8.  REPRESENTATIONS, COVENANTS AND WARRANTIES............................................33

    8A.         Organization; Subsidiary Preferred Stock.................................33
    8B.         Financial Statements.....................................................33
    8C.         Actions Pending..........................................................33
    8D.         Outstanding Indebtedness.................................................33
    8E.         Title to Properties......................................................34
    8F.         Taxes....................................................................34
    8G.         Conflicting Agreements and Other Matters.................................34
    8H.         Margin Regulations.......................................................34
    8I.         ERISA....................................................................35
    8J.         Governmental Consent.....................................................35
    8K.         Environmental Compliance.................................................35
    8L.         Regulatory Status........................................................36
    8M.         Section 144A.............................................................36

                                      -ii-

                                TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE
                                                                                        ----
    8N.         Absence of Financing Statements, etc.....................................36
    8O.         Disclosure...............................................................36
    8P.         Credit Agreement Representations.........................................36
    8Q.         Restructuring Fees.......................................................36


9.  REPRESENTATIONS OF THE PURCHASERS....................................................37

    9A.         Nature of Purchase.......................................................37
    9B.         Source of Funds..........................................................37


10. DEFINITIONS; ACCOUNTING MATTERS......................................................37

    10A.        Yield-Maintenance Terms..................................................37
    10B.        Other Terms..............................................................38
    10C.        Accounting Principles, Terms and Determinations..........................61


11. MISCELLANEOUS........................................................................61

    11A.        Note Payments............................................................61
    11B.        Expenses.................................................................61
    11C.        Consent to Amendments....................................................62
    11D.        Form, Registration, Transfer and Exchange of Notes; Lost Notes...........62
    11E.        Persons Deemed Owners; Participations....................................63
    11F.        Survival of Representations and Warranties; Entire Agreement.............63
    11G.        Successors and Assigns...................................................63
    11H.        Independence of Covenants................................................63
    11I.        Notices..................................................................64
    11J.        Payments Due on Non-Business Days........................................64
    11K.        Severability.............................................................64
    11L.        Descriptive Headings.....................................................64
    11M.        Satisfaction Requirement.................................................64
    11N.        Governing Law............................................................64
    11O.        Severalty of Obligations.................................................64
    11P.        Counterparts.............................................................65
    11Q.        Disclosure to Other Persons..............................................65
    11R.        WAIVER OF JURY TRIAL.....................................................65
    11S.        Amendment and Restatement of Original Note Purchase Agreement............65
    11T.        Release..................................................................65
    11U.        Binding Agreement........................................................66


                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905

                                                            As of April 12, 2002



The Prudential Insurance Company
of America ("PRUDENTIAL")
Pruco Life Insurance Company ("PRUCO")
Each Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided (together with Prudential and Pruco, the "PURCHASERS")
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois  60601

Ladies and Gentlemen:

        The undersigned, Wabash National Corporation, a Delaware corporation (herein called the "COMPANY"), hereby agrees with the Purchasers as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

        1. AMENDMENT AND RESTATEMENT; GUARANTIES; SECURITY.

        1A. AMENDMENT AND RESTATEMENT OF NOTE PURCHASE AGREEMENT AND NOTES. The Purchasers and the Company are parties to that certain Note Purchase Agreement dated as of September 29, 2000 (as amended, the "Original Note Purchase Agreement"), pursuant to which the Company authorized the issue and sale of, and the Purchasers purchased from the Company $50,000,000 aggregate principal amount of its 8.04% Senior Notes, Series I, due September 29, 2007 (the "Original Notes").

        On the Closing (as defined below) the Company will amend and restate the Original Notes in the form of EXHIBIT 1. Reference in this Agreement to the "Notes" shall be a reference to the Original Notes as amended and restated in the form of EXHIBIT 1 together with the applicable Yield-Maintenance Notes related thereto described below. On the Closing the Company will issue the Yield-Maintenance Notes in the form of EXHIBIT 2 to each Purchaser in accordance with the terms and provisions of paragraph 3G. The Notes shall be substantially in the form set out in EXHIBITS 1 and 2, respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

        The Company and the Purchasers now desire to amend and restate the Original Note Purchase Agreement and the Original Notes to, among other things,
(a) amend certain covenants
and related definitions, (b) provide for collateral to secure the obligations represented by the Notes and the Note Guaranty and (c) make certain other changes to the Original Note Purchase Agreement.

        1B. GUARANTY. The payment and performance obligations of the Company under and pursuant to the Original Note Purchase Agreement and the Original Notes are fully and unconditionally guaranteed by each of the Guarantors pursuant to the Note Guaranty dated as of September 29, 2000 (the "Original Note Guaranty"). The Purchasers have required as a condition to the execution and delivery of this Agreement that the Guarantors execute and deliver an Amended and Restated Note Guaranty dated the date hereof (the "Note Guaranty") to the Purchasers under and pursuant to which the Guarantors shall fully and unconditionally guaranty the payment and performance obligations of the Company under this Agreement and the Notes.

        1C. SECURITY FOR THE NOTES AND NOTE GUARANTY. The Notes and the obligations of the Guarantors under the Note Guaranty shall be secured, equally and ratably with the other Secured Obligations, by the Collateral Documents.

        1D. INTERCREDITOR AGREEMENT. The Collateral described in the Collateral Documents shall be held by Bank One, N.A., as Collateral Agent for the benefit of the Purchasers and the other secured parties pursuant to the Intercreditor Agreement.

        2. ISSUANCE AND EXCHANGE.

        2A. ISSUANCE AND EXCHANGE OF NOTES. Subject to the terms and conditions of this Agreement, the Company will issue the amended and restated Notes to each Purchaser upon surrender by it of the Original Notes for cancellation by the Company. Each Purchaser's obligations hereunder are several and not joint obligations, and each Purchaser shall have no obligation hereunder and no liability to any person for the performance or nonperformance by any other Purchaser hereunder. The issue and exchange of Notes contemplated hereby shall occur at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m. Chicago time, at a closing (the "Closing") on April 12, 2002 or on such other Business Day thereafter on or prior to April 15, 2002 as may be agreed upon by the Company and each Purchaser.

        3. CONDITIONS OF CLOSING. The obligation of any Purchaser to exchange the Original Notes for the Notes to be issued to such Purchaser is subject to the satisfaction, on or before the date of the Closing of the following conditions:

        3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the Closing:

            (i) This Agreement;

            (ii) The Note(s) to be issued to such Purchaser;

            (iii) A favorable opinion of (a) Baker & Daniels, independent counsel to the Company satisfactory to such Purchaser and substantially in the form of Exhibit D-1 attached hereto and as to such other matters as such Purchaser may reasonably request and (b) Baker & Daniels, special local counsel to the Company, satisfactory to such Purchaser and substantially in the form of Exhibit D-2 attached hereto with respect to the Lafayette Property and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and exchange of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

            (iv) a Secretary's Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company certifying, among other things, (A) as to the names, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, the Collateral Documents and the other documents to be delivered in connection with this Agreement, (B) that attached as Exhibit A thereto is a true, accurate and complete copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of Delaware as of a date not more than ten (10) Business Days from the date of Closing, (C) that attached as Exhibit B thereto is a true, accurate and complete copy of the Company's Bylaws which were duly adopted and are presently in effect and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause
        (D) below, (D) that attached as Exhibit C thereto is a true, accurate and complete copy of the resolutions of the Company's Board of Directors (authorizing the issuance and exchange of the Notes and the execution, delivery and performance of this Agreement) duly adopted by written action or at a meeting of the Company's Board of Directors, and such resolutions have not been rescinded, amended or modified and (E) that attached as Exhibit D thereto is a good standing certificate for the Company from the Secretary of State of Delaware; and

            (v) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

        3B. OPINION OF SPECIAL COUNSEL TO THE COLLATERAL AGENT. Such Purchaser shall have received from Sidley Austin Brown & Wood LLP, special counsel to the Collateral Agent an opinion substantially in the form set forth in Exhibit D-3.

        3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the date of Closing; there shall exist on date of Closing no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated date of Closing, to both such effects.

        3D. EXCHANGE PERMITTED BY APPLICABLE LAWS. The issuance and exchange of the Notes to be exchanged by such Purchaser on the terms and conditions herein provided shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U, or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such

Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

        3E. SUBSIDIARY GUARANTY. Such Purchaser shall have received a Guaranty in the form of Exhibit E hereto (the "NOTE GUARANTY") duly executed by the Guarantors and the Company.

        3F. COLLATERAL DOCUMENTS; RELATED TRANSACTIONS; AMENDMENT FEE. (a) Subject to the terms and provisions of paragraph 5P(b), each of the Collateral Documents shall have been duly executed and delivered in the respective forms thereof and shall be in full force and effect and all of the security interests granted thereunder shall be duly perfected to the satisfaction of the Purchasers' special counsel.

            (b) The Credit Agreement and the Intercreditor Agreement shall have been duly executed and delivered by the parties thereto and all of the transactions contemplated thereby shall have been consummated to each Purchaser's satisfaction.

            (c) The Company shall have entered into definitive and binding documentation pertaining to, and closed on, the Permitted Receivables Transfer on terms and conditions satisfactory to each Purchaser.

            (d) The Company shall have closed on an amendment to the Fleet Lease Transaction on terms and conditions satisfactory to each Purchaser.

            (e) The Company shall have paid in cash an amendment fee to each Purchaser in an amount equal to 0.50% of the aggregate principal amount of the Notes held by such Purchaser.

            (f) The Company shall have provided each Purchaser written copies of any fee letter entered into among the Company and any Secured Party or the Administrative Agent relating to the transactions contemplated by this Agreement, the Credit Agreement and the Intercreditor Agreement, other than fee letters relating to fees paid to the Administration Agent or the Collateral Agent in their agent capacities.

            (g) The Series A Note Purchase Agreements and the Series C-H Note Purchase Agreements shall have been duly executed and delivered by the parties thereto and all of the transactions contemplated thereby shall have been consummated to each Purchaser's satisfaction.

        3G. YIELD-MAINTENANCE NOTES. The Company shall have issued to each Holder a promissory grid note in substantially the form of Exhibit 2 (each a "Yield-Maintenance Note" and collectively, the "Yield-Maintenance Notes") which shall evidence the payment by the Company to each such Holder of the applicable Yield-Maintenance Amount upon the prepayment of the Notes in accordance with the terms and provisions of paragraph 4B. Interest on the Yield-Maintenance Notes shall accrue monthly, shall be computed at a rate equal to 11.29% per annum and shall be added to the interest-bearing principal amount of the Yield-Maintenance Notes.

        3H. CONSENT OF OTHER CREDITORS. Any consents or approvals required to be obtained from any holder of any outstanding debt of the Company or any Guarantor and any amendments of agreements pursuant to which any debt may have been incurred by the Company or any Guarantor, which shall be necessary to permit the consummation of the transactions contemplated hereby or by the Restructuring Transaction shall have been obtained and all such consents, approvals or amendments shall be satisfactory in form and substance to each Purchaser and the Purchasers' special counsel.

        3I. PAYMENT OF ACCRUED INTEREST ON ALL NOTES. The Company shall have paid to the Holders all unpaid and accrued interest to the date of Closing on the Notes.

        4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

        4A. REQUIRED PREPAYMENTS WITHOUT YIELD-MAINTENANCE AMOUNT. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of $25,000,000 on September 29, 2005 and such principal amount of the Notes, together with interest thereon to the payment date, shall become due on such payment date. The remaining unpaid principal amount of the Notes, together with any accrued and unpaid interest, shall become due on the maturity date of the Notes.

        4B. REQUIRED PREPAYMENTS WITH YIELD-MAINTENANCE AMOUNT.

            (a) On the last day of each month commencing with April 30, 2002 through and including December 31, 2002, the Company will prepay the Notes in an aggregate principal amount equal to the product of the Series I Note Principal Allocation times $1,166,667, together with the Make-Whole Amount payable with respect thereto; provided that no portion of such prepayment shall be applied to any Yield-Maintenance Note.

            (b) On the last day of each month commencing with January 31, 2003 through December 31, 2003, the Company will prepay the Notes in an aggregate principal amount equal to the product of the Series I Note Principal Allocation times $4,958,333, together with the Make-Whole Amount payable with respect thereto; provided that no portion of such prepayment shall be applied to any Yield-Maintenance Note.

            (c) Within three Business Days after the each of each fiscal quarter of the Company (commencing with the fiscal quarter ending on June 30, 2002), the Company will prepay the Notes in an aggregate principal amount equal to the product of the Series I Note Principal Allocation times the Excess Cash Flow if positive, for such quarter, together with the Make-Whole Amount payable with respect thereto; provided that no portion of such prepayment shall be applied to any Yield-Maintenance Note.

            (d) All prepayments made under and pursuant to this paragraph 4B shall be applied in accordance with the terms and provisions of paragraph 4E. All amounts of Yield-Maintenance Amount due and payable with respect to such prepayments shall be added to the outstanding principal amount of the Yield-Maintenance Notes and an appropriate entry on the grid attached thereto shall be made by each holder of such Yield-Maintenance Notes.

        4C. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes (other than the Yield-Maintenance Notes unless all other Notes are paid in full at such time) shall be subject to prepayment, in whole at any time or from time to time in part, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

        4D. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than ten (10) Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

        4E. APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes (not counting the Yield-Maintenance Notes) according to the respective unpaid principal amounts thereof; provided that all such partial prepayments shall be applied against the principal amount of the Notes scheduled to become due in the inverse order of maturity thereof.

        4F. NO ACQUISITION OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

        5. AFFIRMATIVE COVENANTS. From and after the date of Closing and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

        5A. FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company covenants that it will deliver to each Holder in triplicate:

            5A(a) FINANCIAL REPORTING.

            (i) Monthly Reports. As soon as practicable and in any event within thirty (30) days after the end of each monthly accounting period of the Company (other than those monthly periods which are the last month in a fiscal quarter or fiscal year which reports for such periods shall be delivered within the time period specified in paragraphs 5A(a)(ii) and 5A(a)(iii), respectively), the consolidated balance sheet of the Company and its Subsidiaries as of the end of such period, and the related consolidated statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such period setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or treasurer of the Company as having been prepared in accordance with GAAP, together with a certificate of the chief financial officer or treasurer of the Company on behalf of the Company stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;

            (ii) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days (or such shorter period of time as is required by the Commission for delivery of quarterly financial statements) after the end of each of the first three fiscal quarters in each fiscal year, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer or treasurer of the Company on behalf of the Company as fairly presenting in all material respects the consolidated and consolidating financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments. Delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this paragraph 5A(a)(ii);

            (iii) Annual Reports. As soon as practicable, and in any event within ninety (90) days (or such shorter period of time as is required by the Commission for delivery of annual financial statements) after the end of each fiscal year (including the fiscal year ended on or about December 31, 2001), (a) the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and, in comparative form the corresponding figures for the previous fiscal year and (b) an audit report on the items (other than the consolidating financial statements) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. Delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the foregoing requirements of this paragraph 5A(a)(iii), provided that the auditors' report contained therein satisfies the requirements specified in clause (b) above. The deliveries made pursuant to this clause (iii) shall be accompanied by a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof;

            (iv) Officer's Certificate. Together with each delivery of any financial statement pursuant to clauses (i), (ii) and (iii) of this paragraph 5A(a), (a) an Officer's Certificate of the Company, substantially in the form of Exhibit 5A-1 attached hereto and made a part hereof, stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof and (b) a Compliance Certificate, substantially in the form of
        Exhibit 5A-2 attached hereto and made a part hereof, signed by the Company's chief financial officer or treasurer, setting forth (1) calculations which demonstrate compliance with the provisions of paragraph 6 and (2) in the case of a Compliance Certificate accompanying the financial statements delivered pursuant to paragraph 5A(a)(ii), a detailed description and calculation of the Excess Cash Flow for the applicable fiscal quarter then-ended;

            (v) Valuations and Appraisals. By no later than such date as the Collateral Agent may specify, such valuations, appraisals and certificates (all costs and expenses with respect to which shall be for the account of the Company) as the Collateral Agent may require with respect to the value of the Collateral, the financial condition and insurance coverage of the Company and its Subsidiaries and the material Contingent Obligations of the Company and its Subsidiaries in compliance with the terms of paragraph 5P(b); and

            (vi) Other Information. Promptly, such other information respecting the business, properties, operations, prospects or financial condition of the Company or any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as any Holder may from time to time reasonably request.

            5A(b) NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Company obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Holder has given any written notice with respect to a claimed Default or Event of Default under this Agreement, or (ii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph 7A(e), deliver to the Holders an Officer's Certificate specifying
(a) the nature and period of existence of any such claimed default, Default, Event of Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto.

            5A(c) LAWSUITS. (i) Promptly upon the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to paragraph 8C, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Subsidiaries (unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof)), give written notice thereof to the Holders and provide such other information as may be reasonably available to enable each Holder and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this paragraph 5A(c), upon the request of the Required Holder(s), promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not result in loss of any attorney-client privilege by disclosure to the Holders to enable each Holder and its counsel to evaluate such matters.

            5A(d) MATERIAL DEVELOPMENTS. Promptly (i) and in any event within three (3) calendar days after the Company obtaining knowledge of the occurrence of any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or, which is likely in the reasonable judgment of the Company to result in, a Material Adverse Effect, or affects the value of, or the Collateral Agent's interest in, the Collateral, taken as a whole, in any material respect, deliver to the Holders a statement of the chief financial officer or treasurer of the Company setting forth details of each such development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto.

            5A(e) ERISA NOTICES. Deliver or cause to be delivered to the Holders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

            (i) (x) within ten (10) Business Days after the Company obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (y) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company to liability in excess of $1,000,000, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

            (ii) within ten (10) Business Days after the Company or any of its Subsidiaries obtains knowledge that a non-exempt prohibited transaction (as defined in ERISA and the Code) has occurred, a statement of the chief financial officer of the Company describing such transaction and the action which the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto;

            (iii) within ten (10) Business Days after the Company or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

            (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or a member of the Controlled Group with respect to such request;

            (v) within ten (10) Business Days after receipt by the Company or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

            (vi) within ten (10) Business Days after receipt by the Company or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

            (vii) within ten (10) Business Days after the Company or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

            (viii) within ten (10) Business Days after the Company or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this paragraph 5A(e), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Company or any member of the Controlled Group or such Subsidiary is the plan sponsor.

            5A(f) OTHER REPORTS. Deliver or cause to be delivered to the Holders copies of all financial statements, reports and notices, if any, sent or made available generally by the Company to owners of ownership, membership or other equity interests in the Company or filed with the Commission by the Company, all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary and all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

            5A(g) ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten (10) days after receipt by the Company or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company or any of its Subsidiaries to liability in excess of $5,000,000.

            5A(h) OTHER INFORMATION. Promptly upon receiving a request therefor from any Holder, prepare and deliver to the Holders such other information with respect to the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries as from time to time may be reasonably requested by any Holder.

        5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

        5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Holder in writing, at such Holder's expense (if no Default or Event of Default exists), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Holder may reasonably request. If an Event of Default or Default then exists, any visit and/or inspection pursuant to this paragraph 5C shall be at the expense of the Company.

        5D. EXISTENCE, ETC. Except with respect to the inactive Subsidiaries identified on Schedule 5D hereto, the Company shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, and except that any Subsidiary of the Company may merge with or liquidate into the Company or any other Subsidiary of the Company, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Required Holder(s) and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger. The Holders acknowledge that the Company intends to, and the Company hereby agrees to, legally dissolve by no later than sixty (60) days after the Closing the inactive Subsidiaries identified on Schedule 5D hereto, and the Holders expressly consent to such dissolution.

        5E. POWERS. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or is reasonably likely to have a Material Adverse Effect.

        5F. COMPLIANCE WITH LAWS, ETC. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits, licenses and franchises necessary for its operations and maintain such permits in good standing unless failure to comply or obtain could not reasonably be anticipated to have a Material Adverse Effect.

        5G. PAYMENT OF TAXES AND CLAIMS. The Company shall pay, and cause each of its Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by paragraph 6B(c) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; and provided further that no Default or Event of Default shall arise or occur with respect to this paragraph 5G unless unpaid taxes, assessments, governmental charges and claims (other than those being contested pursuant to the preceding proviso) exceed $1,000,000 in the aggregate.

        5H. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. In addition to the provisions set forth in paragraph 5C, the Company shall permit, and cause each of the Company's Subsidiaries to permit, (a) any authorized representative(s) designated by any Holder to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their directors, officers, employees and independent certified public accountants, and
(b) permit the Collateral Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation, the Collateral, all upon reasonable notice, at such reasonable times during normal business hours, as often as may be reasonably requested and at the cost and expense of the Company; provided, however, so long as no Event of Default has occurred and is continuing, the Collateral Agent shall conduct no more than one (1) such comprehensive field audit during any twelve (12) month period and the reimbursable cost associated therewith shall not exceed $15,000. The Company shall keep and maintain, and cause each of the Company's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Company, upon the request of the Required Holder(s), shall turn over any such records to the Holders or their representatives.

        5I. ERISA COMPLIANCE. The Company shall, and shall cause each of the Company's Domestic Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

        5J. MAINTENANCE OF PROPERTIES; INSURANCE. The Company shall maintain, preserve and protect all Property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such Property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by law. The Company shall deliver to the Collateral Agent, by no later than thirty (30) days after the Closing, endorsements (y) to all "All Risk" physical damage insurance policies on all of the Company's and its Subsidiaries' tangible personal property and assets and business interruption insurance policies naming the Collateral Agent as loss payee, and (z) to all general liability and other liability policies naming the Collateral Agent and each Holder as an additional insured. In the event the Company or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable.

        5K. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Company and its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000 (excluding amounts covered by indemnity claims that are not in dispute).

        5L. FOREIGN EMPLOYEE BENEFIT COMPLIANCE. The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in liability in excess of $1,000,000.

        5M. MAINTENANCE OF RIGHTS. The Company shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, in full force and effect all licenses, franchises, permits other similar rights necessary for the operation of its business, except where the failure to obtain or maintain such rights does not have and could not reasonably be expected to have a Material Adverse Effect.

        5N. CONDUCT OF BUSINESS. Subject to paragraphs 5D and 6B(h), the Company will continue, and will cause each Subsidiary to continue, to engage primarily in the material lines of business which the Company and its Subsidiaries operate, respectively, as of the Closing.

        5O. SUBSIDIARY DOCUMENTATION. As soon as practicable and in any event within thirty (30) days after any Person becomes a Domestic Subsidiary of the Company, the Company shall cause each such Person to execute and deliver a Note Guaranty to the Holders and Collateral Documents to the Collateral Agent and to deliver or cause to be delivered to the Holders (in the case of a Note Guaranty) and the Collateral Agent (in the case of any Collateral Documents) all related documentation with respect to the execution and delivery of such Note Guaranty and Collateral Documents by such Person that the Holders or Collateral Agent may reasonably request, including, without limitation, certified resolutions, incumbency certificates, organizational documents and legal opinions.

        5P. COLLATERAL DOCUMENTS; POST-CLOSING REAL ESTATE COVENANTS. (a) The Company shall execute or cause to be executed:

            (1) on or prior to the Closing, (i) the Security Agreement, (ii) one or more Pledge Agreements with respect to all of the Capital Stock owned by the Company and its Domestic Subsidiaries of each of the Domestic Subsidiaries in existence on the Closing, (iii) a Mortgage from the title owner of the Lafayette Property with respect to the Lafayette Property and (iv) such vehicle title applications (other than with respect to vehicles subject to the Fleet Lease Transaction and the National City Lease Transaction) as the Collateral Agent may request, accompanied by the relevant vehicle titles and fees to be filed with the applicable Governmental Authorities to reflect the Collateral Agent as lienholder;

            (2) (i) within five (5) Business Days after any Subsidiary becoming a Domestic Subsidiary, a Pledge Agreement (or supplement thereto) with respect to all of the Capital Stock of such Subsidiary owned by the Company and its Domestic Subsidiaries and (ii) within thirty (30) days after any Subsidiary becoming a First Tier Foreign Subsidiary, a pledge agreement (or supplement thereto) or share mortgage in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the lesser of (x) 100% (or, in respect of any First Tier Foreign Subsidiary, 65% so long as a 100% pledge would cause such First Tier Foreign Subsidiary's accumulated and undistributed earnings and profits to be deemed to be repatriated to the Company or a Domestic Subsidiary for U.S. federal income tax purposes) of all the outstanding Capital Stock of each First Tier Foreign Subsidiary and (y) all of the outstanding Capital Stock of each First Tier Foreign Subsidiary currently or hereafter owned by the Company and its Domestic Subsidiaries; and provided that no such pledge of the Capital Stock of a First Tier Foreign Subsidiary shall be required hereunder to the extent such pledge is prohibited by applicable law or the Collateral Agent and its counsel reasonably determine that such pledge would not provide material Collateral for the benefit of the Secured Parties pursuant to legally binding, valid and enforceable Pledge Agreements;

            (3) within five (5) Business Days after any Subsidiary becoming a Guarantor, a supplement to the Security Agreement (in the form attached thereto), and the other documents required by the Collateral Agent in connection therewith;

            (4) within thirty (30) days after the Company or any Domestic Subsidiary acquires any fee interest in real property, a Mortgage executed by such acquiring Person, accompanied by such title reports, title insurance, surveys, appraisals and environmental reports (collectively, "Real Estate Instruments") as are requested by the Collateral Agent (provided that the foregoing shall not apply to any real property that is (x) or is expected to be the subject of the SunTrust Sale Leaseback or (y) identified on Schedule 6B(b) hereto);

            (5) within ten (10) days after any Loan Party acquires an ownership interest in any vehicle and other item of rolling stock subject to a certificate of title law, to the extent so required by the Collateral Agent, an appropriate vehicle title application (other than with respect to vehicles subject to the Fleet Lease Transaction and the National City Lease Transaction) accompanied by the relevant vehicle title and fee to be filed with the applicable Governmental Authority to reflect the Collateral Agent as lienholder with respect to such vehicle or other item of rolling stock;

and the Company shall deliver to the Collateral Agent all such Pledge Agreements, Note Guarantees and other Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions, UCC financing statements, real estate title insurance policies, environmental reports, the stock certificates representing the Capital Stock subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Collateral Agent; provided that, with respect to the pledge of Capital Stock in First Tier Foreign Subsidiaries in existence on the date hereof and vehicles and real estate owned by the Company or any of its Domestic Subsidiaries on the date hereof, such relevant Pledge Agreements, vehicle title applications and Real Estate Instruments are required to be delivered hereunder at the times and in the manner required in writing by the Holders.

            (b) In addition to the terms and provisions of paragraph 5P(a), the Company shall, and shall cause its Subsidiaries to, within the time periods set forth below (to the extent such actions have not occurred on or prior to the Closing), cause the following to occur:

            (1) with respect to the Layfayette Property: (a) within seven (7) days of the Closing, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; (b) within seven
(7) days of the Closing, deliver a Lender's 1970 ALTA form of title insurance policy (or executed Pro-Forma thereof) in favor of the Collateral Agent in the amount of the net book value of the Lafayette Property; (c) within sixty (60) days of the Closing, deliver a Phase I Environmental Assessment addressed to and in form and substance reasonably satisfactory to the Holders, and prepared by an environmental engineering firm reasonably acceptable to the Holders; (d) within seven (7) days of the Closing, deliver a legal opinion in the form as set forth in Exhibit D-2 hereto from Baker & Daniels regarding such Mortgage; (e) within seventy-five (75) days of the Closing, deliver an ALTA plat of survey prepared by a surveyor licensed in the State of Indiana with respect to the Layfayette Property; and (f) within sixty (60) days of delivery of the survey, cause any necessary adjustments or modifications to the Mortgage or the title insurance policy as may be reasonably required to reflect the survey and the facts set forth therein on the title insurance policy and the Mortgage;

            (2) with respect to each Material Real Estate Property: (a) within fifteen (15) days of the Closing, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; (b) within thirty (30) days of the Closing, deliver a Lender's 1970 ALTA form of title insurance policy (or executed Pro-Forma thereof) in favor of the Collateral Agent in the amount of the net book value of the such property; (c) within sixty-five (65) days of the Closing, deliver a Phase I Environmental Assessment addressed to and in form and substance reasonably satisfactory to the Holders, and prepared by an environmental engineering firm reasonably acceptable to the Holders; (d) within thirty (30) days of the Closing, deliver a legal opinion in the form as set forth in Exhibit D-2 hereto from special local counsel reasonably satisfactory to the Holders regarding such Mortgage; (e) within seventy-five (75) days of the Closing, deliver an ALTA plat of survey prepared by a surveyor licensed in the state where such property is located with respect to such property; and (f) within sixty (60) days of delivery of the survey, cause any necessary adjustments or modifications to the Mortgage or the title insurance policy as may be reasonably required to reflect the survey and the facts set forth therein on the title insurance policy and the Mortgage;

            (3) with respect to each Significant Real Estate Property: (a) within forty-five (45) days of the Closing, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; and (b) within forty-five (45) days of the

Closing, deliver a Lender's 1970 ALTA form of title insurance policy (or executed Pro-Forma thereof) in favor of the Collateral Agent in the amount of the net book value of the such property;

            (4) with respect to all other real property owned by the Company or its Domestic Subsidiaries: (a) within sixty (60) days of the Closing, deliver an executed Mortgage and record and/or file such Mortgage with the local recorder of deeds/registrar of titles; and

            (5) with respect to all properties which are anticipated to be included in the SunTrust Sale Leaseback, the Company agrees that if such SunTrust Sale Leaseback is not consummated on or prior to December 31, 2002, or if any property which was anticipated to be included in such SunTrust Sale Leaseback and is not so included, the Company shall comply or cause its Domestic Subsidiaries to comply with the terms and provisions of this paragraph 5P(b) with respect to each such property on or prior to December 31, 2002 in the case of all such properties if the SunTrust Sale Leaseback is not consummated and within forty-five (45) days from the date any property is no longer anticipated to be included in the SunTrust Sale Leaseback.

        5Q. RESTRUCTURING CONSULTANT. The Company shall engage and retain, until such time as the Required Secured Parties so require, a restructuring consulting firm acceptable to the Required Secured Parties and the Company shall cause such restructuring consulting firm to deliver such financial reports, statements and analysis to any Holder as such Holder may reasonably request from time to time. Each Holder hereby acknowledges that the Company has engaged and retained PricewaterhouseCoopers as its restructuring consultant and agrees that PricewaterhouseCoopers is acceptable to such Holder.

        5R. CHIEF RESTRUCTURING OFFICER. In the event the Company has not appointed a full-time permanent chief executive officer by September 30, 2002, the Company shall appoint and retain, until a full-time permanent chief executive officer of the Company is appointed, a chief restructuring officer with such qualifications and experience as are acceptable to the Required Secured Parties, which officer shall report directly to the Company's board of directors. The Company shall vest such officer with control over the operations of the Company and its Subsidiaries. Furthermore, until a full-time permanent chief executive officer of the Company is appointed, the Company hereby agrees to furnish to the Holders, promptly and in any event within (a) three (3) calendar days after the Company obtaining knowledge thereof, a statement of the chief financial officer or treasurer of the Company setting forth details of any and all material developments in the Company's search for a full-time permanent chief executive officer and (b) fifteen (15) days after the end of each calendar month, a statement of the chief financial officer or treasurer of the Company setting forth details of any and all steps the Company proposes to take with respect to selecting a full-time permanent chief executive officer.

        5S. APPROVED REFINANCING INDEBTEDNESS. The Company shall incur an Approved Refinancing Indebtedness on or prior to March 30, 2004 in an aggregate principal amount equal to or in excess of the amount of Indebtedness of the Company which matures on March 30, 2004.

        6. NEGATIVE COVENANTS.

        6A. FISCAL YEAR 2004 COVENANTS. The Company covenants that from and after December 31, 2003 and continuing so long as any of the Notes are outstanding:

            6A(a) CONSOLIDATED TANGIBLE NET WORTH. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (i) $110,000,000 plus (ii) 75% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after December 31, 2003; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made on the sum to be maintained pursuant hereto.

            6A(b) FUNDED DEBT. The Company shall not at any time permit the aggregate amount of all Consolidated Funded Debt to exceed an amount equal to 50% of Consolidated Total Capitalization determined at such time.

            6A(c) PRIORITY DEBT. The Company shall not at any time permit the aggregate amount of all Consolidated Priority Debt outstanding at any time to exceed an amount equal to 20% of Consolidated Tangible Net Worth.

            6A(d) MINIMUM INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending on or about March 30, 2004), for the period of four consecutive fiscal quarters then ending, to be less than
4.00 to 1.

            6A(e) MAXIMUM LEVERAGE RATIO. The Company shall not permit the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA as of the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending on or about March 30, 2004), for the period of four consecutive fiscal quarters then ending, to be greater than 2.85 to 1.

        6B. NEGATIVE COVENANTS. The Company covenants that from and after the Closing and continuing so long as any of the Notes are outstanding:

            6B(a) INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (i) the Obligations;

            (ii) Permitted Existing Indebtedness;

            (iii) Indebtedness arising from intercompany loans from the Company or any Subsidiary so long as intercompany loans from the Company or any Domestic Subsidiary to a Foreign Subsidiary shall not exceed an aggregate of $5,000,000 during the term of this Agreement;

            (iv) Indebtedness with respect to surety, appeal and performance bonds obtained by the Company or any of its Subsidiaries in the ordinary course of business;

            (v) Indebtedness constituting Contingent Obligations permitted by paragraph 6B(e);

            (vi) unsecured Indebtedness and other liabilities incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit (other than customary trade terms);

            (vii) Indebtedness evidenced by the Bank Notes and other Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed $125,000,000 plus the PIK Notes (as defined in the Credit Agreement);

            (viii) Indebtedness incurred in connection with the Receivables Purchase Documents; provided that Receivables Facility Attributed Indebtedness incurred in connection therewith does not exceed $110,000,000 in the aggregate at any time;

            (ix) other unsecured Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding; and

            (x) the Approved Refinancing Indebtedness.

            6B(b) SALES OF ASSETS. Except in connection with the SunTrust Sale Leaseback and the sale of any of the assets and properties or consummation of the transactions identified on Schedule 6B(b) hereto, neither the Company nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            (i) sales of inventory in the ordinary course of business;

            (ii) the disposition of obsolete equipment in the ordinary course of business;

            (iii) Permitted Receivables Transfer;

            (iv) sales by Apex Trailer Leasing & Rentals, L.P. in the ordinary course of business of lease and other finance contract receivables and equipment subject to lease, if such transaction (a) is for not less than fair market value and (b) when combined with all other such sales during the then current fiscal year represents disposition of not greater than 50% of Apex Trailer Leasing & Rentals, L.P.'s Tangible Assets at the end of the immediately preceding fiscal year; and

            (v) transfers of assets by the Company or any Subsidiary to any Subsidiary so long as (1) in the case of a transferee which is a Domestic Subsidiary, the security interests granted pursuant to the Collateral Documents in the events so transferred shall remain in full force and effect and perfected and (2) transfers of assets by the Company or any Domestic Subsidiary to any Foreign Subsidiary shall not exceed an aggregate of $1,000,000 during the term of this Agreement.

            6B(c) LIENS. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

            (i) Permitted Existing Liens;

            (ii) Customary Permitted Liens;

            (iii) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof by the Company or one of its Subsidiaries) securing permitted purchase money Indebtedness; provided that such Liens shall not apply to any property of the Company or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

            (iv) Liens arising in connection with the Permitted Receivables Transfer;

            (v) Environmental Liens securing liabilities, claims, costs or damages not exceeding $5,000,000 in the aggregate;

            (vi) Liens created by the Collateral Documents; and

            (vii) Liens granted by a Foreign Subsidiary on Property located in Canada to the extent securing Indebtedness permitted by paragraph 6B(a)(iii).

In addition, neither the Company nor any or its Subsidiaries shall, after the date hereof, become a party to any agreement, note, indenture or other instrument (other than the Intercreditor Agreement), or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Collateral Agent for the benefit of the Holders and the other Secured Parties as collateral for the Secured Obligations; provided that any agreement, note, indenture or other instrument in connection with permitted purchase money Indebtedness (including Capitalized Lease Obligations) may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of the Holders and the other Secured Parties on the items of property obtained with the proceeds of such permitted purchase money Indebtedness; and provided further that the Receivables Purchase Documents may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of the Holders and the other Secured Parties on the assets of WNC and on the "Transferred Assets" (as defined in the Receivables Sale Agreement) of the Originators.

            6B(d) INVESTMENTS. Neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

            (i) Investments in Cash Equivalents;

            (ii) Permitted Existing Investments;

            (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (iv) Investments consisting of deposit accounts maintained by the Company or any of its Subsidiaries in connection with their cash management systems;

            (v) Investments with respect to Indebtedness permitted pursuant to paragraph 6B(a)(iii);

            (vi) Existing Investments in any Subsidiaries;

            (vii) Investments consisting of minority interests and joint ventures and loans or advances to such entities, provided that at the time any such Investment is made the amount of all Investments under this clause (vii) (including such new Investment, and including all Permitted Existing Investments that are of the type covered by this clause (vii)) does not exceed $5,000,000 at such time;

            (viii) Investments in WNC required in connection with the Receivables Purchase Documents; and

            (ix) Investments in connection with Permitted Acquisitions.

            6B(e) CONTINGENT OBLIGATIONS. Neither the Company nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the Company or such Subsidiary than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced;
(iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations of the Company or any of its Subsidiaries with respect to any Indebtedness permitted by this Agreement; and
(v) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Company or any Subsidiary in the ordinary course of business.

            6B(f) ACQUISITIONS. Neither the Company nor any of its Subsidiaries shall make any Acquisition other than a Permitted Acquisition.

            6B(g) TRANSACTIONS WITH SHAREHOLDERS OR AFFILIATES. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any Equity Interests of the Company, or with any Affiliate of the Company which is not its Subsidiary, on terms that are less favorable to the Company or its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

            6B(h) RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's or any such Subsidiary's business or property, whether now owned or hereafter acquired, except transactions permitted under paragraphs 6B(b) and 6B(f) and except that any Subsidiary of the Company may merge with or liquidate into the Company or any other Subsidiary of the Company, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Required Holder(s) and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger.

            6B(i) MARGIN REGULATIONS. Neither the Company nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

            6B(j) ERISA. The Company shall not:

            (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

            (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

            (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan; or

            (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Company or any Controlled Group member under Title IV of ERISA.

            6B(k) FISCAL YEAR. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

            6B(l) PREPAYMENT OF OTHER INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall make any optional prepayment, redemption, repurchase or defeasance of any Indebtedness of the Company or any such Subsidiary which would, in accordance with GAAP, constitute long-term Indebtedness, other than the Obligations, any intercompany Indebtedness permitted by paragraph 6B(a)(iii) and other Indebtedness described on SCHEDULE 8D hereto.

            6B(m) LIMITATIONS ON RESTRICTIVE AGREEMENTS. Neither the Company nor any of its Subsidiaries shall enter into, or suffer to exist, any agreement (other than this Agreement, the

Series A Note Purchase Agreements, the Series C-H Note Purchase Agreements, the Credit Agreement) with any Person which, directly or indirectly, prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or prepay any Indebtedness owed to Company or (ii) transfer any of its properties or assets to the Company (other than with respect to assets subject to Liens permitted by paragraph 6B(c)).

            6B(n) LEASES. Except in connection with the SunTrust Sale Leaseback, the Fleet Lease Transaction and the National City Lease Transaction, the Company shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (i) leases existing on the date of this Agreement and any extensions or renewals thereof, but no increase in the amount payable thereunder; and (ii) leases (other than Capitalized Leases or leases constituting Off-Balance Sheet Liabilities) which do not in the aggregate require the Company and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Company or any Subsidiary is required to pay under the terms of any lease) at any time during the term of this Agreement in excess of $3,500,000.

            6B(o) [Intentionally Omitted.]

            6B(p) HEDGING OBLIGATIONS. Enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Company pursuant to which the Company has hedged its actual or forecasted interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Company and any Lender or any affiliate of any Lender to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans and the principal Indebtedness under the Senior Notes at such time are sometimes referred to herein as "Interest Rate Agreements".

            6B(q) SALES AND LEASEBACKS. Neither the Company nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless (a) in either case the sale involved is not prohibited under paragraph 6B(b) and the lease involved is not prohibited under paragraph 6B(a) or (b) such sale and leaseback transaction is the SunTrust Sale Leaseback. The parties hereto acknowledge and agree that the foregoing shall not operate to restrict, prohibit or prevent the Fleet Lease Transaction and the National City Lease Transaction.

            6B(r) ISSUANCE OF DISQUALIFIED AND PREFERRED STOCK. Neither the Company nor any of its Subsidiaries shall issue any Disqualified Stock. The Company shall not issue any new shares of preferred stock and shall not permit any Subsidiary to issue any shares of preferred stock.

            6B(s) CORPORATE DOCUMENTS. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner materially adverse to the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Note Documents, without the prior written consent of the Required Holder(s). The Company shall not amend, modify or otherwise change any of the terms or provisions of the Fruehauf Preferred Stock.

            6B(t) OTHER INDEBTEDNESS. The Company shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing the Bank Notes, the Series A Notes, the Series C-H Notes, the NatCity Lease Transaction, the Fleet Lease Transaction, the Permitted Receivables Transfer or Subordinated Indebtedness (or any replacements, substitutions or renewals thereof) or pursuant to which any such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

            (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

            (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

            (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

            (iv) increases the rate of interest accruing on such Indebtedness;

            (v) provides for the payment of additional fees or increases existing fees;

            (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Company or a Subsidiary of the Company from taking certain actions) in a manner which is more onerous or more restrictive to the Company (or any Subsidiary of the Company) or which is otherwise materially adverse to the Company and/or the Holders or, in the case of adding covenants, which places additional restrictions on the Company (or a Subsidiary of the Company) or which requires the Company or any such Subsidiary to comply with more restrictive covenants than the covenants set forth herein or which requires the Company to better its financial performance from that set forth in the financial covenants set forth herein;

            (vii) amends, modifies or adds any covenant in a manner which, when taken as a whole, is materially adverse to the Company and/or the Holders;

            (viii) amends, modifies or supplements any subordination provisions thereof; or

            (ix) amends or modifies the limitations on transfer provided therein; or

            (x) reduces the lending commitments under the Credit Agreement or the availability under the Permitted Receivables Transfer facility.

            6B(u) NO CHANGES TO STANDARD WARRANTY. The Company shall not, and shall cause its Subsidiaries to not, make any material changes to the warranty policies of the Company and its Subsidiaries in effect on the date of this Agreement.

            6B(v) PROHIBITION AGAINST TRADE-IN-VALUE GUARANTIES. The Company shall not, and shall cause its Subsidiaries to not, make any Guaranty of trade-in-values of trailers beyond six months in duration.

        6C. FINANCIAL COVENANTS. The Company covenants that from and after the Closing and continuing so long as any of the Notes are outstanding:

            6C(a) MINIMUM CONSOLIDATED TAX ADJUSTED EQUITY. If the Company shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Company shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:

                                          Minimum Consolidated
Fiscal Quarter Ending                     Tax Adjusted Equity
---------------------                    ---------------------
March 31, 2003                                 $ 99,064,000
June 30, 2003                                  $100,681,000
September 30, 2003                             $103,283,000
December 31, 2003                              $ 96,504,000


            6C(b) MINIMUM CONSOLIDATED EQUITY. If the Company shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Company shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                                              Minimum Consolidated
Fiscal Quarter Ending                                Equity
---------------------                         ---------------------
March 31, 2003                                  $87,882,000
June 30, 2003                                   $90,461,000
September 30, 2003                              $94,751,000
December 31, 2003                               $84,077,000



            6C(c) MAXIMUM LEVERAGE VALUATION RATIO. The Company shall not permit, as of the last day of each of the fiscal quarters specified below, the Leverage Valuation Ratio to exceed the applicable "Maximum Leverage Valuation Ratio" specified below:

                                         Maximum Leverage
Fiscal Quarter Ending                    Valuation Ratio
---------------------                    ----------------
                                            <
June 30, 2002                               0.95 to 1
September 30, 2002                          0.95 to 1
December 31, 2002                           0.95 to 1
March 31, 2003                              0.85 to 1
June 30, 2003                               0.80 to 1
September 30, 2003                          0.80 to 1
December 31, 2003                           0.75 to 1


            6C(d) MINIMUM CONSOLIDATED EBITDA. (i) The Company shall, as of the last day of each of the fiscal quarters of the Company occurring in calendar year 2002, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such fiscal quarter, at an amount not less than $(20,000,000).

            (ii) The Company shall, as of the last day of the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                                Minimum Rolling 12
                                Month Consolidated
Month Ending                         EBITDA
------------                    ------------------
January 31, 2003                   $36,135,000
February 28, 2003                  $36,620,000
March 31, 2003                     $39,301,000
April 30, 2003                     $40,541,000
May 31, 2003                       $41,276,000
June 30, 2003                      $42,192,000
July 31, 2003                      $42,877,000
August 31, 2003                    $43,422,000
September 30, 2003                 $43,784,000
October 31, 2003                   $43,941,000
November 30, 2003                  $43,828,000
December 31, 2003                  $43,539,000
January 31, 2004                   $42,539,000



            6C(e) MINIMUM INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending on or about March 31, 2003), for the period of four consecutive fiscal quarters then ending, to be less than
1.25 to 1.

            6C(f) MAXIMUM CAPITAL EXPENDITURES. The Company will not, and will not permit any Subsidiary to, expend for Capital Expenditures during any fiscal year of the Company and its Subsidiaries, in excess of $6,000,000 in the aggregate for the Company and its Subsidiaries.

            6C(g) MAXIMUM FINANCE CONTRACTS. The Company will not, and will not permit any Subsidiary to, enter into any new Finance Contract if and to the extent that the sum of such Finance Contract (a) when added to the aggregate amount of all Finance Contracts entered into by the Company or any of its Subsidiaries during the twelve (12) month period that commences on the Closing Date exceeds $5,000,000 or (b) when added to the aggregate amount of all Finance Contracts entered by the Company or any of its Subsidiaries during the twelve
(12) month period that commences on the first (1st) anniversary of the date of Closing exceeds $5,000,000.

            6D. ADDITIONAL NEGATIVE COVENANTS. The Company covenants that from and after the Closing and continuing so long as any of the Notes are outstanding:

            6D(a) RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, make any Restricted Payment; provided that the Company may, commencing with the March 15, 2003 scheduled dividend, resume (but may not make any payments that were previously due and not paid) making the regularly scheduled dividends on the Fruehauf Preferred Stock on a quarterly basis in an amount per quarter not to exceed 1.5% of the Stated Value Per Share (as defined in the Fruehauf Preferred Stock) so long as (i) no Default or Event of Default shall have occurred and be continuing hereunder, (ii) no Default or Event of Default would have occurred under the financial covenants set forth in CLAUSES
(1), (2), (3) and (4) below if such financial covenants had been in full force and effect from the Closing to the date of declaration of such proposed Restricted Payment on the Fruehauf Preferred Stock and (iii) the Company has appointed a full-time permanent chief executive officer as of the date of declaration of such proposed Restricted Payment on the Fruehauf Preferred Stock.

        For purposes of this paragraph 6D(a), on and prior to the date of the declaration of any proposed Restricted Payment on the Fruehauf Preferred stock pursuant to this paragraph 6D(a), the Company shall have, and shall have caused each of its Subsidiaries to have, complied with the following financial covenants set forth in CLAUSES (1), (2), (3) and (4) below:

            (1) (A) If the Company shall have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Company shall, as of the last day of such fiscal quarter, maintain Consolidated Tax Adjusted Equity at an amount not less than the applicable "Minimum Consolidated Tax Adjusted Equity" specified below:



                                   Minimum Consolidated
Fiscal Quarter Ending              Tax Adjusted Equity
---------------------             --------------------
June 30, 2002                        $106,376,000
September 30, 2002                   $113,535,000
December 31, 2002                    $107,267,000
March 31, 2003                       $ 99,064,000
June 30, 2003                        $100,681,000
September 30, 2003                   $103,283,000
December 31, 2003                    $ 96,504,000


            (B) If the Company shall not have reported a cumulative tax benefit as of the last day of any fiscal quarter specified below, the Company shall, as of the last day of such fiscal quarter, maintain Consolidated Equity at an amount not less than the applicable "Minimum Consolidated Equity" specified below:

                              Minimum Consolidated
Fiscal Quarter Ending               Equity
---------------------        ---------------------
June 30, 2002                 $101,492,000
September 30, 2002            $110,961,000
December 31, 2002             $100,966,000
March 31, 2003                $ 87,882,000
June 30, 2003                 $ 90,461,000
September 30, 2003            $ 94,751,000
December 31, 2003             $ 84,077,000


                        (2) (A) The Company shall not permit the Interest
            Coverage Ratio as of the last day of the calendar months specified below, for the cumulative period commencing April, 2002 and ending on the last day of such calendar month, to be less than the applicable "Minimum Interest Coverage Ratio" specified below:

                                  Minimum Interest
Fiscal Quarter Ending              Coverage Ratio
---------------------             ----------------
June 30, 2002                         1.50 to 1
September 30, 2002                    1.50 to 1
December 31, 2002                     1.25 to 1


            (B) The Company shall not permit the Interest Coverage Ratio as of the last day of each fiscal quarter of the Company specified below, for the period of four consecutive fiscal quarters then ending, to be less than the applicable "Minimum Interest Coverage Ratio" specified below:


                                  Minimum Interest
Fiscal Quarter Ending              Coverage Ratio
---------------------             ---------------
March 31, 2003                      1.25 to 1
June 30, 2003                       1.25 to 1
September 30, 2003                  1.25 to 1
December 31, 2003                   1.25 to 1


            (3) The Company shall, as of the last day of each of the calendar months specified below, maintain Consolidated EBITDA for the cumulative period commencing on April 1, 2002 and ending on the last day of such calendar month, at an amount not less than the applicable "Minimum Cumulative Consolidated EBITDA" specified below:

                            Minimum Cumulative
Month Ending               Consolidated EBITDA
------------               -------------------
April 30, 2002                $ 3,841,000
May 31, 2002                  $ 8,389,000
June 30, 2002                 $14,722,000
July 31, 2002                 $22,084,000
August 31, 2002               $28,732,000
September 30, 2002            $33,110,000
October 31, 2002              $36,753,000
November 30, 2002             $37,818,000
December 31, 2002             $37,856,000


            (4) The Company shall, as of the last day of each of the calendar months specified below, maintain Consolidated EBITDA at an amount not less than the applicable "Minimum Rolling 12 Month Consolidated EBITDA" specified below for the period of 12 consecutive calendar months then ending:

                            Minimum Rolling 12
                           Month Consolidated
Month Ending                     EBITDA
------------               ------------------
January 31, 2003            $36,135,000
February 28, 2003           $36,620,000
March 31, 2003              $39,301,000
April 30, 2003              $40,541,000
May 31, 2003                $41,276,000
June 30, 2003               $42,192,000
July 31, 2003               $42,877,000
August 31, 2003             $43,422,000
September 30, 2003          $43,784,000
October 31, 2003            $43,941,000
November 30, 2003           $43,828,000
December 31, 2003           $43,539,000
January 31, 2004            $42,539,000


            6D(b) APPROVED REFINANCING INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, incur any Indebtedness other than (a) Indebtedness permitted under paragraph 6B(a), (b) other Indebtedness with the prior written consent of 100% of the Holders of the Notes and (c) the Approved Refinancing Indebtedness. For purposes of this Agreement, "Approved Refinancing Indebtedness" shall mean Indebtedness of the Company which is either approved under clause (y) above or which satisfies each of the following requirements:

            (i) the maximum principal amount of such Indebtedness does not exceed the outstanding principal amount of Indebtedness of the Company which matures on March 30, 2004 plus accrued interest thereon and the amount of all reasonable costs and expenses incurred in connection with the incurrence of such Indebtedness;

            (ii) the maturity date of such Indebtedness is no earlier than March 30, 2007;

            (iii) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred or be continuing under this Agreement, including, without limitation, the provisions of paragraph 6, or the Credit Agreement;

            (iv) the documentation evidencing such Indebtedness provides for collateralization, covenants and other material terms no less favorable to the Holders than those set forth in this Agreement, the Collateral Documents and the Intercreditor Agreement; and

            (v) such Indebtedness includes a working capital or revolving facility in an amount reasonably required to support the projected operations of the Company.

        7. EVENTS OF DEFAULT.

            7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            7A(a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Company shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Notes or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Note Documents.

            7A(b) BREACH OF CERTAIN COVENANTS. The Company shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Company under:

            (i) Paragraphs 5A(c), 5A(d), 5A(e), 5A(f), 5A(g), 5E, 5F or 5H and such failure shall continue unremedied for fifteen (15) days;

            (ii) Paragraphs 5A(a), 5A(b), 5O, 5P, 5Q or 5R and such failure shall continue unremedied for five (5) Business Days;

            (iii) Paragraph 6; or

            (iv) Paragraph 5S.

            7A(c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Company to the Collateral Agent or any Holder herein or by the Company or any of its Subsidiaries in any of the other Note Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Note Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

            7A(d) OTHER DEFAULTS. The Company shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs 7A(a), 7A(b) or 7A(c)), or the Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Note Documents, and such default shall continue for thirty (30) days after the earlier of (i) notice from the Collateral Agent or any Holder or (ii) the date on which the Company knew of such default or should have known of such default exercising reasonable diligence.

            7A(e) DEFAULT AS TO OTHER INDEBTEDNESS. Any of the Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which Indebtedness is in excess of $2,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to either cause or permit the holder thereof to cause an acceleration, mandatory redemption, a requirement that the Company or any such Subsidiary offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

            7A(f) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) An involuntary case shall be commenced against the Company or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

            (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of the property of the Company or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property of the Company or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

            7A(g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Company or any of its Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate, partnership or comparable action to authorize any of the foregoing.

            7A(h) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against any of the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 is (are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

            7A(i) DISSOLUTION. Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Company or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement unless the dissolving entity is a limited liability company which elects to continue its existence.

            7A(j) NOTE DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Note Document as a whole that materially affects the ability of the Collateral Agent or any of the Holders to enforce the Obligations against the Company or any Guarantor or enforce their rights against the Collateral ceases to be in full force and effect or (ii) any Loan Party seeks to repudiate its obligations under the Note Documents or (iii) after the execution and delivery of the Collateral Documents, except to the extent permitted by the terms thereof, the Collateral Documents shall cease to create a valid and perfected first priority Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby or (iv) any title insurance coverage in respect of any Material portion of the Collateral is disavowed or becomes ineffective.

            7A(k) TERMINATION EVENT. Any Termination Event occurs which the Required Holder(s) believe is reasonably likely to subject the Company or any of its Subsidiaries to liability in excess of $1,000,000.

            7A(l) WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Holder believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $1,000,000.

            7A(m) CHANGE OF CONTROL. A Change of Control shall occur.

            7A(n) ENVIRONMENTAL MATTERS. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Company or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of any of the Company or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Company or any of its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000 (exclusive of liabilities with respect to which the Company is maintaining reserves as of the date hereof in accordance with GAAP).

            7A(o) COLLATERAL DOCUMENTS. The Company or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document for five (5) Business Days, subject to any applicable cure periods contained therein, after notice of such non-compliance from the Collateral Agent.

            7A(p) INTEREST RATE AGREEMENTS. Nonpayment by the Company or any Subsidiary of any obligation under any Interest Rate Agreement or the breach by the Company or any Subsidiary of any term, provision or condition contained in any such Interest Rate Agreement.

            7A(q) MATERIAL ADVERSE EFFECT. A Material Adverse Effect shall occur.

            7A(r) INTERCREDITOR AGREEMENT. The intercreditor provisions of the Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, any Person (including any Secured Party) shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations hereunder shall for any reason be subordinated or shall not have the priority contemplated by this Agreement and the Intercreditor Agreement.

then (a) if such event is an Event of Default specified in paragraph 7A(a) or 7A(b)(i)-(iii), any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in paragraph 7A(b)(iv), 7A(f) or 7A(g) with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

        7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

        7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

        7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

        8A. ORGANIZATION; SUBSIDIARY PREFERRED STOCK. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation. Schedule 8A is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 8A as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8A).

        8B. FINANCIAL STATEMENTS. The Company has furnished each Purchaser of any Note with the financial statements listed on Schedule 8B, identified by a principal financial officer of the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. Except as described in the financial statements listed on Schedule 8B, there has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

        8C. ACTIONS PENDING. Except as disclosed on Schedule 8C hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

        8D. OUTSTANDING INDEBTEDNESS. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6B(a). There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto. Schedule 8D hereto sets forth a complete and correct list of all (i) outstanding Indebtedness of the Company and its Subsidiaries representing an obligation to pay in excess of $50,000 as of December 31, 2001, (ii) Liens on property of the Company and its Subsidiaries as of December 31, 2001 and (iii) Investments of the Company and its Subsidiaries as of December 31, 2001.

        8E. TITLE TO PROPERTIES. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(c). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

        8F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

        8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement, the other Note Documents or the Notes, nor the issuance and exchange of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the granting of, Liens on the Property of the Company and its Subsidiaries of the type contemplated by the Collateral Documents except as set forth in the agreements listed in Schedule 8G attached hereto.

        8H. MARGIN REGULATIONS. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and the aggregate market value of all "margin stock" owned by the Company and its Subsidiaries does not exceed 25% of the aggregate value of the assets thereof, as determined by any reasonable method. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

        8I. ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and exchange of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds used by it to purchase the Notes.

        8J. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the issuance, exchange or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or the other Note Documents, the issuance, exchange or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or thereof.

        8K. ENVIRONMENTAL COMPLIANCE. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

        8L. REGULATORY STATUS. Neither the Company nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

        8M. SECTION 144A. The Notes are not of the same class as securities, if any, of the Company listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

        8N. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Liens permitted by paragraph 6B(c) hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

        8O. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise), prospects or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

        8P. CREDIT AGREEMENT REPRESENTATIONS. The representations and warranties set forth in Article V of the Credit Agreement are hereby incorporated by reference herein as if such representations and warranties were set forth herein in full.

        8Q. RESTRUCTURING FEES. Neither the Company nor any Subsidiary has agreed to or has paid any amendment fee, restructuring fee, default premium or fee or any other fee, premium or charge to any holder of Indebtedness in connection with the Restructuring Transaction other than (a) the fees and charges specifically set forth in the Wabash National Corporation Proposal for Debt Restructure letter dated April 1, 2002, (b) the fees, costs and expenses specifically provided for in the Master Amendment dated as of the Closing to certain of the Fleet Lease Transaction documentation, (c) the extension fee paid to National City Leasing Corporation in connection with the extension of the National City Lease Transaction and (d) fees paid to the Administration Agent or the Collateral Agent solely in their respective capacities as Administrative Agent or Collateral Agent. The Company and its Subsidiaries have disclosed to the Holders all written fee letters or other agreements regarding the payment of the fees and charges described in this paragraph 8Q paid to or agreed to in connection with the Restructuring Transaction other than those fees described in clause (d) above.

        9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents as follows:

        9A. NATURE OF PURCHASE. Such Purchaser did not acquire the Notes purchased by it under the Original Note Purchase Agreement with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

        9B. SOURCE OF FUNDS. The source of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser under the Original Note Purchase Agreement constituted assets allocated to: (i) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) an investment fund, the assets of which do not include any assets of any employee benefit plan. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in Section 3 of ERISA.

        10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

        10A. YIELD-MAINTENANCE TERMS.

            "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) 0.50% over the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

            "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

            Notwithstanding anything to the contrary contained herein or in the Notes, for purposes of computing any Yield-Maintenance Amount under this Agreement, all Remaining Scheduled Payments on the Notes shall be determined on the assumption that the interest rates borne by the Notes is 8.04% per annum.

        10B. OTHER TERMS.

            "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

            "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to the Credit Agreement and any successor Administrative Agent appointed pursuant thereto.

            "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule

13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise. In addition, each director of the Company or any Subsidiary of the Company shall be deemed to be an Affiliate of the Company.

            "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is $18,000,000.00, of which $10,444,995.69 is issued and outstanding as of the Closing.

            "AGREEMENT" means this Amended and Restated Note Purchase Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

            "APPROVED REFINANCING INDEBTEDNESS" is defined in paragraph 6D(b).

            "AUTHORIZED OFFICER" means any of the chief executive officer, chief financial officer, controller and treasurer of the Company, acting singly.

            "AVAILABLE LIQUIDITY" means, for any period, the sum of the average monthly balances during such period of (i) the amount by which (A) the Aggregate Revolving Loan Commitment in effect during such period exceeds (B) the aggregate outstanding amount of the Revolving Advances (as defined in the Credit Agreement) and Revolver L/C Obligations (as defined in the Credit Agreement) during such period and (ii) "Availability" (as defined in the Receivables Purchase Agreement) during such period.

            "BANK ONE" means Bank One, Indiana, N.A. in its individual capacity, together with its successors.

            "BANK NOTES" means the Revolving Notes, the Term Notes and the PIK Notes (as defined in the Credit Agreement).

            "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money Indebtedness to the extent permitted hereunder) by the Company and its Subsidiaries during that period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Company and its Subsidiaries.

            "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

            "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

            "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the government of the United States; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days); (c) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days after the Company's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (d) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

            "CHANGE OF CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company.

            "CLOSING" is defined in paragraph 2A.

            "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

            "COLLATERAL" means all real and personal property and interests in real and personal property now owned or hereafter acquired by the Company or any of the Company's Domestic Subsidiaries in or upon which a security interest or lien is granted to the Collateral Agent, for the benefit of the Secured Parties, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Note Documents.

            "COLLATERAL AGENT" means Bank One, NA, a national banking association, in its capacity as contractual representative for itself and the Secured Parties pursuant to the terms of the Intercreditor Agreement and any successor Collateral Agent appointed pursuant to the terms thereof.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreements, the Mortgages and all other security agreements, pledges, powers of attorney, assignments, financing statements, vehicle titles and all other instruments and documents delivered to the Collateral Agent pursuant to paragraph 5P hereof, together with all agreements, instruments and documents referred to therein or contemplated thereby.

            "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

            "COMPANY" means Wabash National Corporation, a Delaware corporation, and its successors and assigns.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 5A-2 delivered to the Holders by the Company pursuant to the provisions of this Agreement and covering, among other things, its compliance with the financial covenants contained in paragraph 6 and certain other provisions of this Agreement.

            "CONFIDENTIAL INFORMATION" shall mean any written information delivered or made available by or on behalf of the Company or any Subsidiary to a Purchaser or a Transferee (as the case may be) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser or Transferee (as the case may be) at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Purchaser or Transferee (as the case may be), or (iii) which otherwise becomes known to such Purchaser or Transferee, other than through disclosure by the Company or any Subsidiary or any Person who was not under an obligation of confidentiality (known or advised to such Purchaser).

            "CONSOLIDATED EBITDA" means, for any period, on a consolidated basis for the Company and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Consolidated Operating Income, plus
(ii) charges against income for foreign taxes and U.S. income taxes to the extent deducted in computing Consolidated Operating Income, plus (iii) Interest Expense to the extent deducted in computing Consolidated Operating Income, plus
(iv) depreciation expense to the extent deducted in computing Consolidated Operating Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Consolidated Operating Income, plus (vi) other non-cash charges (in an aggregate amount not in excess of $15,000,000 during any fiscal year of the Company) in accordance with GAAP to the extent deducted in computing Consolidated Operating Income, minus (x) the total interest income of the Company and its Subsidiaries to the extent included in computing Consolidated Operating Income minus (y) the total tax benefit reported by the Company and its Subsidiaries to the extent included in computing Consolidated Operating Income.

            "CONSOLIDATED EQUITY" means as of the date of any determination thereof, the total stockholders' equity of the Company and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

            "CONSOLIDATED FUNDED DEBT" means Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

            "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

            "CONSOLIDATED OPERATING INCOME" means, with reference to any period, the net operating income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole on a consolidated basis) including, without limitation, all restructuring expenses for such period (exclusive of "other income/expenses" as reflected in the Company's consolidated statement of income of the Company and its Subsidiaries for such period and related to non-operating and non-recurring income and expenses), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

            "CONSOLIDATED PRIORITY DEBT" means Priority Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

            "CONSOLIDATED TANGIBLE NET WORTH" means as of the date of any determination thereof, the arithmetic sum of:

            (a) the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of deficit) the surplus and retained earnings of the Company and its Subsidiaries,

        PLUS

            (b) minority interests and deferred taxes of the Company and its Subsidiaries,

        MINUS

            (c) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Subsidiaries, to wit:

            (i) the incremental increase in an asset resulting from any reappraisal, revaluation or write-up of assets (other than any revaluation or write-up of assets in accordance with GAAP); and

            (ii) goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized Indebtedness discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" acquired by the Company or any Subsidiary after December 1, 1996 to the extent and in the amount by which the fair market value thereof is in excess of 10% of Consolidated Total Assets as of any date of determination of Consolidated Total Assets;

        all determined in accordance with GAAP.

            "CONSOLIDATED TAX ADJUSTED EQUITY" means as of the date of any determination thereof, Consolidated Equity plus the cumulative federal, state and local income tax benefit reported by the Company in accordance with GAAP.

            "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED TOTAL CAPITALIZATION" means as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth.

            "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

            "CONTINGENT OBLIGATION", as applied to any Person, means any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Contingent Obligation, the Indebtedness or other obligations that are the subject of such Contingent Obligation shall be assumed to be direct obligations of such obligor.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or Indebtedness securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

            "CONTROLLED GROUP" means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.

            "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of April 11, 2002, among the Company, the financial institutions from time to time party thereto as lenders and Bank One, Indiana, N.A. as Administrative Agent, as amended from time to time in accordance with paragraph 6B(t) hereof.

            "CUSTOMARY PERMITTED LIENS" means:

            (a) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (b) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (c) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of assets or property of the Company and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals that do not secure at any time an aggregate amount exceeding $5,000,000;

            (d) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary of the Company;

            (e) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company or any Subsidiary of the Company which do not constitute a Default under paragraph 7A;

            (f) Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Company or any Subsidiary of the Company; and

            (g) any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any Subsidiary of the Company in the ordinary course of business.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DEFAULT RATE" means that rate of interest that is the greater of
(a) 13.29% per annum or (b) 2% over the rate of interest publicly announced by Morgan Guaranty Bank of New York in New York City, New York as its "base" or "prime" rate.

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after March 30, 2004.

            "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

            "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction located in the United States of America, including, without limitation, those Subsidiaries identified as "Domestic Subsidiaries" on Schedule 8A hereto.

            "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response,

Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

            "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any Indebtedness security that is convertible into, or exchangeable for, Capital Stock).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

            "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

            "EXCESS CASH FLOW" means, without duplication, for any fiscal quarter of the Company, an amount equal to:

            (a) the sum of cash and Cash Equivalents of the Company and its Subsidiaries on the last day of such fiscal quarter;


plus        (b) Available Liquidity on the last day of such fiscal quarter;

minus       (c) the Projected Liquidity Amount on the last day of such fiscal quarter;

minus       (d) $5,000,000.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXISTING LETTERS OF CREDIT" is defined in the Credit Agreement.

            "FINANCE CONTRACTS" means any chattel paper originated by the Company or any of its Subsidiaries pursuant to a bona fide sale transaction in the ordinary course of business with a customer or any Subsidiary.

            "FIRST TIER FOREIGN SUBSIDIARY" means each Foreign Subsidiary with respect to which any one or more of the Company or its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary's Capital Stock.

            "FLEET LEASE TRANSACTION" means (i) the lease transaction among Wabash Statutory Trust -- 2000 as lessor and Apex Trailer Leasing & Rentals, L.P. as lessee under that certain Amended and Restated Equipment Lease dated as of March 30, 2001, as amended, restated, supplemented or otherwise modified from time to time and (ii) the lease transaction among Fleet Capital Corporation (as successor to BancBoston Leasing, Inc.) as lessor and Apex Trailer Leasing & Rentals, L.P. as lessee under that certain Master Lease Agreement dated as of September 5, 1997, as amended, restated, supplemented or otherwise modified from time to time and all other instruments and documents related thereto.

            "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

            "FOREIGN PENSION PLAN" means any employee benefit plan as described in Section 3(3) of ERISA which (a) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

            "FOREIGN SUBSIDIARY" means a Subsidiary of the Company which is not a Domestic Subsidiary.

            "FRUEHAUF PREFERRED STOCK" means the Series A 6% Cumulative Convertible Exchangeable Preferred Stock of the Company.

            "FUNDED DEBT" of any Person means all Indebtedness of such Person which would, in accordance with GAAP, constitute long-term Indebtedness, including, without limitation (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including in any event all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and all Indebtedness of such Person outstanding under any revolving credit, line of credit, commercial extension of credit or similar agreement between such Person and an Institutional Investor which is classified as long-term in accordance with GAAP, (b) all Capitalized Rentals of such Person, (c) all Guaranties by such Person of Funded Debt of others, and (d) all Indebtedness of such Person outstanding under any revolving credit, line of credit, commercial extension of credit or similar agreement between such Person and an Institutional Investor, whether or not classified as long-term or short-term Indebtedness, if, during the 365-day period immediately preceding the date of any determination of Funded Debt of such Person, there shall not have been a period of at least 30 consecutive days during which Indebtedness of such Person outstanding under such revolving credit, line of credit, commercial extension of credit or similar agreement is equal to zero, in which event there shall be included in such determination of Funded Debt an amount equal to the highest aggregate amount of all such Indebtedness outstanding during any period of 30 consecutive days selected by such Person during such preceding 365-day period.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with those used in preparing the financial statements referred to in paragraph 5A(a) hereof.

            "GOVERNMENTAL ACTS" is defined in the Credit Agreement.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GUARANTOR" means each Initial Guarantor and each other Domestic Subsidiary that executes and delivers a Note Guaranty, and in each case their respective successors and assigns.

            "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

            (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

            (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

            (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

            (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

            In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

            "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

            "HOLDER" or "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to paragraph 11D.

            "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

            "INDEBTEDNESS" means, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money, including reimbursement obligations (contingent or otherwise) with respect to letters of credit;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capitalized Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (e) its Off-Balance Sheet Liabilities;

            (f) its Receivables Facility Attributed Indebtedness; and

            (g) any Contingent Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. In no event shall Indebtedness include Unfunded Liabilities of any Plan of the Company and its Subsidiaries, which amount, as of December 31, 2001, was zero.

            "INITIAL GUARANTORS" means each Domestic Subsidiary (other than WNC, WNC Receivables Management Corp., WNC Funding LLC and WNC Funding Manager Corp.) in existence on the Closing.

            "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

            "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement dated as of the Closing among the Collateral Agent, the Administrative Agent and the Secured Parties, as such agreement may be amended, restated, supplemented (including by way of joinder of additional parties thereto in accordance with its terms) or otherwise modified from time to time.

            "INTEREST COVERAGE RATIO" means, as of any date the same is to be determined, the ratio of (a) Consolidated EBITDA as of such date for (i) in the case of calculating Consolidated EBITDA for each relevant month in the Company's fiscal year ending on or about December 31, 2002, the cumulative period of months ending on and after April 30, 2002 and (ii) in the case of calculating Consolidated EBITDA for each month thereafter, the period of four consecutive fiscal quarters then ending to (b) Interest Expense during the same applicable periods.

            "INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the total interest expense under the Permitted Receivables Transfer), including interest expense not payable in cash (including amortization or write-off of Indebtedness discount and Indebtedness issuance costs and commissions and discounts and other fees and charges associated with Indebtedness (including the Obligations)), all as determined in conformity with GAAP.

            "INTEREST RATE AGREEMENTS" is defined in paragraph 6B(p) hereof.

            "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

            "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

            "LAFAYETTE PROPERTY" means all of the real property owned by Wabash National, L.P. in Lafayette, Indiana which includes the central offices and manufacturing facilities of the Company.

            "L/C OBLIGATIONS" is defined in the Credit Agreement.

            "LENDERS" means the lending institutions listed on the signature pages of the Credit Agreement, including the Issuing Lender (as defined in the Credit Agreement) and their respective successors and assigns.

            "LETTER(S) OF CREDIT" is defined in the Credit Agreement.

            "LEVERAGE VALUATION RATIO" means, as of any date the same is to be determined, the ratio of (a) the sum of the aggregate outstanding principal amount of the Obligations, the Series A Obligations, the Series C-H Obligations and the Indebtedness (excluding L/C Obligations) under the Credit Agreement to
(b) Consolidated Total Assets only to the extent consisting of cash and Cash Equivalents, net inventory, net prepaid and other expenses and net property, plant and equipment as of such date, in all cases as determined in accordance with GAAP.

            "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

            "LOAN(s)" is defined in the Credit Agreement.

            "LOAN PARTIES" means the Company and each of the Guarantors.

            "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

            "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, Properties or prospects of the Company and its Subsidiaries taken as a whole,
(b) the ability of the Company and its Subsidiaries to perform their respective obligations under the Note Documents, or (c) the ability of the Holders to enforce the Obligations in any material respect.

            "MATERIAL REAL ESTATE PROPERTY" means each individual parcel of property owned by the Company or its Domestic Subsidiaries that has a net book value in excess of $3,000,000, excluding therefrom any parcels that are anticipated to be included in the SunTrust Sale Leaseback.

            "MORTGAGES" means the mortgages and deeds of trust from time to time executed by one or more of the Loan Parties in favor of the Collateral Agent for the benefit of the Holders and the other Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

            "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Company or any member of the Controlled Group.

            "NATIONAL CITY LEASE TRANSACTION" means the lease transaction among National City Leasing Corporation as lessor and Apex Trailer Leasing & Rentals, L.P. (as successor to Wabash National Finance Corporation) as lessee under that certain Master Equipment Lease Agreement No. 07008 dated as of December 30, 1996, as amended, restated, supplemented or otherwise modified from time to time.

            "NOTE DOCUMENTS" means this Agreement, the Notes, the Note Guaranty, the Collateral Documents and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, including the letter agreement regarding fees among the Administrative Agent, the Collateral Agent and the Company, in each case as the same may be amended, restated or otherwise modified and in effect from time to time.

            "NOTE GUARANTY" is defined in paragraph 1B.

            "NOTES" is defined in paragraph 1A.

            "OBLIGATIONS" means all Notes, advances, Indebtedness, liabilities, obligations, covenants and duties owing by the Company to any Holder, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Note Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company under this Agreement or any other Note Document.

            "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such person or any of its Subsidiaries under any so-called "synthetic" lease transaction, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

            "ORIGINAL CREDIT AGREEMENT" means the Credit Agreement dated as of September 30, 1997 among the Company, the financial institutions parties thereto and the Administrative Agent, as amended by Amendment No. 1 dated as of January 30, 1998, Amendment No. 2 dated as of September 30, 1999 and Amendment No. 3 dated as of November 30, 2000.

            "ORIGINAL NOTE GUARANTY" is defined in paragraph 1B.

            "ORIGINAL NOTE PURCHASE AGREEMENT" is defined in paragraph 1A.

            "ORIGINAL NOTES" is defined in paragraph 1A.

            "ORIGINATORS" means Wabash National, L.P. and NOAMTC, Inc., in their capacities as parties to the Receivables Sale Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERMITTED ACQUISITION" means any Acquisition made by the Company or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained and (d) the Purchase Price paid or payable to the Company and its Subsidiaries for all Permitted Acquisitions during any fiscal year of the Company shall not exceed $2,500,000.

            "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Company and its Subsidiaries identified as such on SCHEDULE 8D to this Agreement.

            "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries identified as such on SCHEDULE 8D to this Agreement.

            "PERMITTED EXISTING INVESTMENTS" means the Investments of the Company and its Subsidiaries identified as such on SCHEDULE 8D to this Agreement.

            "PERMITTED EXISTING LIENS" means the Liens on assets of the Company or its Subsidiaries identified as such on SCHEDULE 8D to this Agreement.

            "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by any Originator to WNC of "Receivables," and "Collections" under, and as such terms are defined in, the Receivables Sale Agreement, in accordance with the terms of the Receivables Sale Agreement, and/or (ii) a sale by WNC to purchasers of "Purchaser Interests" under, and as such term is defined in, the Receivables Purchase Agreement, in accordance with the terms of the Receivables Purchase Agreement.

            "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

            "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "PLEDGE AGREEMENTS" means the pledge agreements from time to time executed pursuant to the terms of clause (a) and clause (b) of paragraph 5P in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

            "PRIORITY DEBT" means (i) all Indebtedness of the Company or any Subsidiary secured by a Lien on any property of the Company or any Subsidiary, excluding Indebtedness secured by Liens permitted by clauses (i), (ii), (iii),
(iv), (vi) and (vii) of paragraph 6B(c), but including Indebtedness secured by Liens permitted by clause (v) of paragraph 6B(c), and (ii) all unsecured Indebtedness of Subsidiaries other than Indebtedness of a Subsidiary to the Company.

            "PROJECTED LIQUIDITY AMOUNT" means, for any period, the applicable amount so designated for such period in the Company's "Covenant Case Projection" as set forth in Schedule B19 to this Agreement.

            "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

            "PRUCO" shall mean Pruco Life Insurance Company.

            "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

            "PRUDENTIAL AFFILIATE" shall mean any Affiliate of Prudential.

            "PURCHASE PRICE" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, the value of any Capital Stock or other equity interests of the Company or any Subsidiary issued as consideration for such Acquisition, all Indebtedness and other monetary liabilities incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "REAL ESTATE INSTRUMENTS" is defined in paragraph 5P(d).

            "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

            "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase and Servicing Agreement dated as of April 11, 2002 among WNC, as seller, Wabash Financing LLC, as servicer, WNC Receivables Management Corporation, as independent member, General Electric Capital Corporation, as sole initial purchaser and as agent, and the other purchasers from time to time party thereto, as such agreement may be amended, restated or otherwise modified from time to time, or any replacement or substitution therefor.

            "RECEIVABLES PURCHASE DOCUMENTS" means the Receivables Sale Agreement and the Receivables Purchase Agreement.

            "RECEIVABLES SALE AGREEMENT" means that certain Receivables Sale and Contribution Agreement, dated as of April 11, 2002, by and among the Company, Wabash National, L.P., NOAMTC, Inc., and WNC, as such agreement may be amended, restated or otherwise modified from time to time, or any replacement or substitution therefor.

            "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and nonbank, nonbroker lenders for the purpose of purchasing or carrying Margin Stock.

            "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

            "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

            "RELEASED PARTIES" shall have the meaning assigned thereto in paragraph 11T.

            "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

            "REQUIRED HOLDER(s)" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and exclusive of the Yield-Maintenance Notes).

            "REQUIRED SECURED PARTIES" shall have the meaning assigned thereto in the Intercreditor Agreement.

            "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act 1934, Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

            "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company now or hereafter outstanding, except a dividend payable solely in the Company's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company or any of the Company's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

            "RESTRUCTURING TRANSACTION" means the transactions contemplated by this Agreement, the Series A Note Purchase Agreements, the Series C-H Note Purchase Agreements and the Credit Agreement which include the extension of the maturities of the Original Notes, the execution and delivery of the Collateral Documents, the execution and delivery of the Permitted Receivables Transfer, the amendments and/or waivers to the Fleet Lease Transaction and all transactions relating thereto.

            "REVOLVING LENDER" means any Lender with a Revolving Loan
Commitment.

            "REVOLVING LOAN" means a loan by a Lender to the Company as part of a Revolving Advance.

            "REVOLVING LOAN COMMITMENT" is defined in the Credit Agreement.

            "REVOLVING NOTE" is defined in the Credit Agreement.

            "SECURED OBLIGATIONS" has the meaning ascribed to such term in the Intercreditor Agreement.

            "SECURED PARTIES" has the meaning ascribed to such term in the Intercreditor Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SECURITY AGREEMENT" means that certain Security Agreement dated as of the Closing executed by the Company and the Initial Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

            "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

            "SENIOR FUNDED DEBT" of any Person means Funded Debt of such Person which is not expressed to be subordinate or junior in rank to any other Funded Debt of such Person.

            "SENIOR NOTES" means $192,000,000 aggregate principal amount of the Company's Senior Notes, Series A and Series C through I, due 2004-2008.

            "SERIES A NOTE PURCHASE AGREEMENTS" means the separate and several Amended and Restated Note Purchase Agreements each dated as of April 12, 2002 among the Company and the institutional investors named therein relating to the Series A Senior Notes of the Company.

            "SERIES A OBLIGATIONS" means the "Obligations" as defined in the Series A Note Purchase Agreements.

            "SERIES C-H NOTE PURCHASE AGREEMENTS" means the separate and several Amended and Restated Note Purchase Agreements each dated as of April 12, 2002 among the Company and the institutional investors named therein relating to the Series C-H Senior Notes of the Company.

            "SERIES C-H OBLIGATIONS" means the "Obligations" as defined in the Series C-H Note Purchase Agreements.

            "SERIES I NOTE PRINCIPAL ALLOCATION" means, at any time, the percentage determined by dividing (a) the outstanding principal amount of the Notes (other than the Yield-Mantenance Notes) as of such time, by (b) the sum of
(i) the outstanding principal amount of the Senior Secured Notes (other than the Deferral Fee Notes and the Make-Whole Notes)(as each such term is defined in the Intercreditor Agreement), and (ii) the sum of (1) the outstanding principal amount of all of the Term Loans (other than the PIK Notes) plus (2) the amount then available for drawing under all Term Letters of Credit plus (3) the amount of unpaid reimbursement obligations with respect to drawings under all Term Letters of Credit (as each such term is defined in the Credit Agreement as in effect at the Closing).

            "SIGNIFICANT REAL ESTATE PROPERTY" means each individual parcel of property owned by the Company or its Domestic Subsidiaries that has a net book value in excess of $1,000,000 and less than $3,000,000, excluding therefrom any parcels that are anticipated to be included in the SunTrust Sale Leaseback.

            "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

            "SUBORDINATED INDEBTEDNESS" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of Indebtedness of such Persons the payment of which is subordinated to the payment of the Secured Obligations to the written satisfaction of the Required Holder(s).

            "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any company, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Company.

            "SUNTRUST SALE LEASEBACK" means that certain sale and leaseback of certain real property owned by the Company and/or certain of its Domestic Subsidiaries to be effected pursuant to that certain engagement letter agreement between the Company and SunTrust Robinson Humphrey dated February 1, 2002.

            "TANGIBLE ASSETS" means as of the date of any determination thereof, with respect to any Person, total assets of such Person in accordance with GAAP, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized Indebtedness discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

            "TERM LETTER(S) OF CREDIT" is defined in the Credit Agreement.

            "TERM LOANS" is defined in the Credit Agreement.

            "TERM LOAN LENDER" is defined in the Credit Agreement.

            "TERM NOTE" is defined in the Credit Agreement.

            "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan.

            "TRANSFER" means, with respect to any property, the sale, exchange, conveyance, lease, transfer or other disposition of such property.

            "TRANSFEREE" means any direct or indirect transferee of all or any part of any Note issued to any Purchaser under this Agreement.

            "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

            "VALUE" means, with respect to any property on any date, the greater of the book value of such property on such date or the fair market value of such property on such date.

            "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

            "WNC" means WNC Receivables LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Company.

            "YIELD-MAINTENANCE NOTES" is defined in paragraph 3G.

        10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (iii) of paragraph 5A(a) or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific law, statute, rule or regulation shall refer to such law, statute, rule or regulation as the same may be may be modified, amended or replaced from time to time.

        11. MISCELLANEOUS.

        11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

        11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement or the Collateral Documents, the transactions contemplated hereby and thereby and any subsequent proposed modification of, or proposed consent under, this Agreement or the Collateral Documents, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the Collateral Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Collateral Documents or the transactions contemplated hereby and thereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses (including financial advisors' fees) incurred in any bankruptcy case or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, including without limitation, the reasonable professional fees and expenses of Ernst & Young, LLP incurred in connection with its engagement to assist the Holders in their evaluation of the projections, business assumptions and other financial information presented by the Company in connection with the transactions contemplated herein. All such reasonable fees, costs and expenses incurred after the Closing shall be paid by the Company on a monthly basis. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee, the payment of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, or the Collateral Documents and the termination of this Agreement.

        11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes at the time outstanding, the Notes may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall (a) change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (b) release all or substantially all of the Collateral or (c) release any Guarantor from its obligations under the Note Guaranty or the Collateral Documents. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or Prudential Affiliates or to any other entity or group of affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

        11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

        11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

        11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

        11H. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

        11I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as any such Purchaser shall have specified to the Company in writing,
(ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and
(iii) if to the Company, addressed to it at 1000 Sagamore Parkway South, Lafayette, Indiana 47905, Attention: Chief Financial Officer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

        11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

        11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

        11N. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

        11O. SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

        11P. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        11Q. DISCLOSURE TO OTHER PERSONS. Each Purchaser (and each Transferee by its acceptance of an interest in any Note) agrees to use its reasonable best efforts to hold in confidence and not disclose any Confidential Information; provided, however, that nothing contained herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency or (vii) any other Person to which such delivery or disclosure may be reasonably necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or investigative demand, (c) in connection with any litigation in connection with this Agreement to which such holder is a party or (d) in order to protect such holder's investment and enforce the rights of such holder under this Agreement; and provided further that after notice to the Company the holders of the Notes shall be free to correct any false or misleading information which may become public concerning their relationship to the Company or any of its Subsidiaries.

        11R. WAIVER OF JURY TRIAL. THE COMPANY AND EACH HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING,

DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY NOTE DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        11S. AMENDMENT AND RESTATEMENT OF ORIGINAL NOTE PURCHASE AGREEMENT. The Company and the Purchasers agree that, upon (a) the execution and delivery of this Agreement by the Company and the Purchasers and (b) satisfaction (or waiver by the Purchasers in their sole discretion) of the conditions precedent set forth in paragraph 3, the terms and provisions of the Original Note Purchase Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Note Purchase Agreement or the indebtedness created thereunder, including, without limitation, the Original Notes issued thereunder.

        11T. RELEASE. The Company hereby acknowledges and confirms that (a) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Purchasers occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectibility or enforceability of this Agreement or any of the other Note Documents, the Obligations, the Liens securing such Obligations, or any of the terms or conditions of any Note Document (it being understood that such acknowledgment and confirmation does not preclude the Company from challenging any Purchaser's interpretation of any term or provision of this Agreement or of any other Note Document) and (b) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Purchasers and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Released Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and every other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Released Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to this Agreement or any of the other Note Documents (including, without limitation, with respect to the payment, performance, validity or enforceability of the Obligations, the Liens securing the Obligations or any or all of the terms or conditions of any Note Document) or any transaction relating thereto; provided, however, that the Company does not release or hold harmless any Released Party for actions or omissions by any such Released Party constituting, or losses or expenses directly resulting from, the gross negligence or willful misconduct of such Released Party as determined by a final judgment of a court of competent jurisdiction.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            11U. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and the Purchasers, it shall become a binding agreement between the Company and the Purchasers. This Agreement shall also inure to and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.


                                          WABASH NATIONAL CORPORATION

                                          By:
                                             ----------------------------------
                                             Name: Christopher A. Black
                                             Title: Vice President & Treasurer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:
    -----------------------------------
     Vice President


PRUCO LIFE INSURANCE COMPANY

By:
    -----------------------------------
     Vice President

                                   SCHEDULE 5D

                              INACTIVE SUBSIDIARIES

1. Wabash International, Inc.

2. WNC Funding LLC

3. WNC Funding Manager Corp.

                                 SCHEDULE 6B(b)

                                 Sales of Assets

1. THE FOLLOWING PROPERTIES HELD FOR SALE:

FACILITY LOCATION  STREET ADDRESS                CITY       STATE     ZIP CODE   NET BOOK VALUE          TYPE
-----------------  --------------                ----       -----     -------    --------------          ----
Fort Madison       2597 Highway 61            Ft Madison     IA       52627        1,751,461     manufacturing (closed)
Scott County       470 Fruehauf Road          Huntsville     TN       37756        4,950,000     manufacturing (closed)
Sheridan           606 East Center Street     Sheridan       AK       72150        1,055,682     trailer sales/rental
Sheridan           606 East Center Street     Sheridan       AK       72150           (1)        trailer floor mfg (closed)
Fresno             2727 South East Avenue     Fresno         CA       93725         502,650      branch manufacturing (closed)
Greenville         1875 Hwy 101 South         Greer          SC       29651         956,318
Louisville         4700 Astor Road            Louisville     KY       40218         903,785      full service location
Phoenix            902 South 7th Street       Phoenix        AZ       85034         485,609      full service location
Seattle            9426 8th Avenue            Seattle        WA       98108        1,235,574     full service location
Spokane            East 5316 Broadway         Spokane        WA       99212         490,696      full service location
Tampa              5801 East Broadway         Tampa          FL       33619         955,156      full service location


FACILITY LOCATION           ENTITY
-----------------           ------

Fort Madison        Wabash National, L.P.
Scott County        Wabash National, L.P.
Sheridan            Cloud Oak Flooring Company, Inc.
Sheridan            Cloud Oak Flooring Company, Inc.
Fresno              NOAMTC, Inc.
Greenville          NOAMTC, Inc.
Louisville          FTSI Distribution Co., L.P.
Phoenix             NOAMTC, Inc.
Seattle             NOAMTC, Inc.
Spokane             NOAMTC, Inc.
Tampa               NOAMTC, Inc.





2. It is anticipated that Wabash National Corporation will sell that certain 1990 Dassault-Breguet Falcon 50 aircraft (serial number-212).

                                                                    SCHEDULE 8A

          Subsidiaries of the Company and Ownership of Subsidiary Stock

                                                  JURISDICTION OF       % OF SHARES OWNED
   NAME OF SUBSIDIARY                              ORGANIZATION             BY COMPANY
   ------------------                             ---------------       ------------------
Domestic Subsidiaries

Apex Trailer Leasing & Rentals, L.P.                 Delaware                100%

Cloud Oak Flooring Company, Inc.                     Arkansas                100%

Continental Transit Corporation                      Indiana                 100%

FTSI Distribution Company, L.P.                      Delaware                100%
National Trailer Funding, L.L.C.                     Delaware                100%
NOAMTC, Inc.                                         Delaware                100%
WNC Cloud Merger Sub, Inc.                           Arkansas                100%
WNC Funding Manager Corp.                            Delaware                100%
WNC Funding LLC                                      Delaware                100%
WNC Receivables, LLC                                 Delaware                100%
WNC Receivables Management Corp.                     Delaware                100%
WTSI  Technology Corp.                               Delaware                100%
Wabash Financing LLC                                 Delaware                100%
Wabash National Services, L.P.                       Delaware                100%
Wabash National, L.P.                                Delaware                100%
Wabash Technology Corp.                              Delaware                100%

Foreign Subsidiaries

FTSI Canada, Ltd.                                    New Brunswick       (unavailable)
Roadrailer Bimodal, Ltd.                             U.K.                    100%
Roadrailer Mercosul, Ltda.                           Brazil                   50%
Roadrailer Technology Development Co., Ltd.          PRC                      81%
Wabash do Brasil                                     Brazil                  100%
Wabash International, Inc.                           U.S. Virgin Islands     100%
Wabash National, GmbH                                Germany                 100%


AFFILIATES

            None.


DIRECTORS

    John T. Hackett            Chairman of the Board
    Richard E. Dessimoz
    Mark R. Holden
    E. Hunter Harrison
    Ludvik F. Koci
    Donald J. Ehrlich
    Dr. Martin C. Jischke
    Dave Burdakin


EXECUTIVE OFFICERS

    Richard E. Dessimoz        Acting CEO and President
    Mark R. Holden             Senior Vice President, CFO, Member Office of the CEO
    Derek L. Nagle             Senior Vice President, Member Office of the CEO
    Arthur R. Brown            Senior Vice President, COO
    Charles R. Ehrlich         Vice President -- Manufacturing
    Rodney P. Ehrlich          Senior Vice President -- Engineering
    Lawrence J. Gross          Senior Vice President -- Marketing
    Wilfred E. Lewallen        Vice President -- Industrial Engineering
    Stanley E. Sutton          Vice President -- Purchasing
    Richard H. Snodgress       Vice President -- Quality Assurance
    Christopher A. Black       Vice President -- Treasurer
    Angela Knowlton            Vice President -- Controller
    Nick C. Fletcher           Vice President -- Human Resources
    Gary L. Bateman            Vice President -- Management Information Systems
    Bryan K. Langford          Vice President -- Aftermarket Parts & Accessories
    Cynthia J. Kretz           Secretary
    Donald J. Hurtt            Assistant Secretary

                                                                     SCHEDULE 8B

                              FINANCIAL STATEMENTS

The following financial data has been provided to each Purchaser:

                                                                     SCHEDULE 8C

                    Certain Pending or Threatened Litigation

------------------------- ---------------------------------------- --------------------- ---------------------------
                                      DESCRIPTION OR
      NAME/PARTIES                 NATURE OF PROCEEDINGS              CURRENT STATUS           RELIEF SOUGHT
------------------------- ---------------------------------------- --------------------- ---------------------------
JAN C. AMOS V. WNC, ET    Wrongful death; piece of metal came      Discovery phase       Damages in excess of
AL.                       off semi-trailer and through                                   $1,000,000.
                          windshield of plaintiff's vehicle,
                          decapitating plaintiff's wife.
                          Co-defendant, owner-operator,
                          determined responsible by highway                              Outcome unknown.
                          patrol report.
------------------------- ---------------------------------------- --------------------- ---------------------------
MORALES, ET. AL. V.       Wrongful death; WNC trailer stopped      Several very          Money damages; WNC has
ORTIZ V. BUNNER, ET. AL.  with warning flashers on due to          important motions     self-insured retention
                          accident ahead; driver of van            pending.              policy of $250,000. Any
                          smuggling 16 illegal aliens fell                               damages over that amount
                          asleep, hit rear of stopped trailer,                           up to $51 million insured.
                          killing 13 and injuring 4.
------------------------- ---------------------------------------- --------------------- ---------------------------
LISA MOTOR LINES, INC.,   Strict liability, negligence,            Pending. Second       Damages in excess of
CONWELL CORP., AND FFE    misrepresentation, breach of             amended petition.     $1,000,000.
TRANSPORTATION V.         warranty/contract.  Plaintiffs allege
WABASH NATIONAL           axle and wheel failures; Defendants                            Outcome unknown.
CORPORATION               include several manufacturers of
                          trailers, parts and lubricants.
------------------------- ---------------------------------------- --------------------- ---------------------------
WABASH  NATIONAL CORP.,   Wabash complained against PPG for        Pending. Wabash       Value of goods and
PPG INDUSTRIES, INC.      negligent misrepresentation and breach   vigorously            pro-rata share of PPG's
                          of warranty/contract for selling         defending             initial investment in
                          Wabash a painting system.  PPG           counter-claim.        painting system,
                          counter-claimed for alleged consigned                          interest, and costs.
                          goods provided Wabash.
------------------------- ---------------------------------------- --------------------- ---------------------------
TENNESSEE DEPARTMENT OF   Environmental dispute.  Grand jury       Threatened.           Unknown.
ENVIRONMENTAL             subpoena in 2nd quarter 2000 requested   Investigation
CONSERVATION;  WABASH     documents for discharge of wastewater    ongoing.  Unable to
NATIONAL CORPORATION      at Huntsville, TN facility.  Company     predict outcome of
                          appealed assessment order of 10/10/00    appeal.
                          and fine for violations.
------------------------- ---------------------------------------- --------------------- ---------------------------
BERNARD KRONE DO BRASEL   Joint venture between BK and Wabash      Pending before        BK asserts damages in
V. WABASH NATIONAL        dissolved; BK sued Wabash over           Brazil bankruptcy     amount of $8.4 million
CORPORATION               non-compete agreement and technology     court.                (US)
(BRAZIL)                  disclosures.
------------------------- ---------------------------------------- --------------------- ---------------------------
ESTATE OF EBERHARDT V.    Product liability.  NOAMTC leased        Pending.  CM&S        Money damages.  NOAMTC
NOAMTC, INC., ET AL.      trailer to CM & S Enterprises.           insurer will defend   has self-insured
                          Eberhardt's vehicle collided with        NOAMTC, which also    retention policy of
                          trailer, stopped without lights, and     seeks                 $100,000.  Any damages
                          died.  Claim NOAMTC negligently          indemnification.      over that amount up to
                          manufactured trailer.                    $1 million policy     $51 million insured.
                                                                   limit.
------------------------- ---------------------------------------- --------------------- ---------------------------

                                                                     SCHEDULE 8D

                             Existing Indebtedness

                           CONSOLIDATED DEBT SCHEDULE
                        FOR YEAR ENDING DECEMBER 31, 2001

                DESCRIPTION                    LENDER          CURRENT RATE      MATURITY         BALANCE 12/31/2001
---------------------------------------------------------------------------------------------------------------------
ON BALANCE SHEET
PRIVATE PLACEMENT DEBT:
SERIES A - interest due 1/31 & 7/31                                 6.41%        30-Mar-04                50,000,000
SERIES C - 3/13 & 9/13                                              7.16%        30-Mar-04                22,000,000
SERIES D - 6/17 & 12/17                                             7.31%        17-Dec-04                 9,000,000
SERIES E - 3/13 & 9/13                                              7.36%        13-Mar-05                 3,000,000
SERIES F - 6/17 & 12/17                                             7.47%        17-Dec-06                13,000,000
SERIES G - 6/30 & 12/30                                             7.53%        31-Dec-06                 6,667,000
SERIES G - 6/30 & 12/30                                             7.53%        31-Dec-07                 6,667,000
SERIES G - 6/30 & 12/30                                             7.53%        31-Dec-08                 6,666,000
SERIES H - 6/17 & 12/17                                             7.55%        17-Dec-07                12,500,000
SERIES H - 6/17 & 12/17                                             8.04%        17-Dec-08                12,500,000
SERIES I - 3/29 & 9/29                                              8.04%        29-Sep-05                25,000,000
SERIES I - 3/29 & 9/29                                              8.04%        29-Sep-07                25,000,000
                                                                                                        -------------
                                                                                                         192,000,000

CREDIT FACILITY DEBT:

REVOLVING CREDIT - WNC                      Bank One - Agent        2.44%        30-Mar-04                75,000,000
REVOLVING CREDIT - CANADA(1)                Toronto Dominion        3.40%        30-Mar-04                14,641,976
RENTAL FLEET FACILITY                       Fleet Boston                         30-Jun-05                65,233,521
AR SECURITIZATION                           National City           4.75%        30-Mar-04                17,700,000
                                                                                                        -------------
                                                                                                         172,575,497

OTHER DEBT:

CAPITAL LEASE - AIRPLANE                    First Security          7.50%        30-Nov-02                12,080,750
SWIFT HIGH CUBE                             National City           0.00%        30-Jun-02                13,825,000
INSTALLMENT BREADNER                        Seller Note             7.25%        15-Jan-06                 8,500,000
TERM LOAN NORTHERN                          Northern Trust          8.16%        30-Sep-08                10,965,356
INSTALLMENT APEX                            National City           7.55%        15-Sep-02                   453,300
MORTGAGE CLOUD                              Public Bonds            4.75%          VARIES                  1,331,585
BILL REINDERS - CANADA                      Seller Note             8.00%        30-Jun-02                   285,965
                                                                                                        -------------
                                                                                                          47,441,956

                                                                                                        -------------
TOTAL ON BALANCE SHEET DEBT                                                                              412,017,453
                                                                                                        =============
OFF BALANCE SHEET

MANUFACTURING EQUIPMENT:
DURAPLATE PLANT                             National City                           23-Dec-04              9,638,234
PLASMA FABRICATOR                           National City                           27-Oct-04                469,576

---------------

       (1) The Canadian revolving credit facility includes any and all renewals, extensions, continuations and refinancings of any of the foregoing, to the extent that the maximum principal amount thereof is not increased.

PRODUCTION LINE EQUIP                       Key Bank                                30-Sep-06              3,853,401
DRY KILNS                                   Key Bank                                22-Dec-06              1,240,642
DURAPLATE PLANT II                          GE Capital                              20-Nov-08              9,327,575
                                                                                                        -------------
                                                                                                          24,529,428

(continued next page)
NEW AND USED TRAILERS:
SALES LEASEBACK                             National City                           31-Dec-01                      -
SALES LEASEBACK                             Bank Boston                              5-Sep-04              3,878,124
SALES LEASEBACK                             Bank Boston                              5-Aug-05              5,155,290
SALES LEASEBACK                             Pitney Bowes                            30-Aug-04              8,959,759
SALES LEASEBACK                             Bank Boston                             31-Mar-05              5,877,740
                                                                                                        -------------
                                                                                                          23,870,914
                                                                                                        -------------
TOTAL OFF BALANCE SHEET DEBT                                                                              48,400,342
                                                                                                        =============
TOTAL CONSOLIDATED DEBT                                                                                  460,417,795
                                                                                                        =============




                                    S-5.14-2

                         Permitted Existing Investments


                           Wabash National Corporation
                               Investment Accounts
                               as of April 8, 2002

===============================  =========================================   =======================================

                                        BANK ONE, NA                            NORTHERN TRUST BANK

===============================  =========================================   =======================================
Address                          111 Monument Circle                         50 S. LaSalle
                                 Indianapolis, IN  46204                     Chicago, IL  60675
-------------------------------  -----------------------------------------   ---------------------------------------
Relationship Officer             Linda Taylor                                Greta Satek
-------------------------------  -----------------------------------------   ---------------------------------------
Bank Account Title               Wabash National Corp.                       Wabash National Corp. Finance
-------------------------------  -----------------------------------------   ---------------------------------------
Balance                          $45,900,000                                 $47,000
-------------------------------  -----------------------------------------   ---------------------------------------
Description of Account           WNC Fidelity Accounts                       WNC Northern Trust Bank
-------------------------------  -----------------------------------------   ---------------------------------------
Account Number                   B6681120                                    5677211
-------------------------------  -----------------------------------------   ---------------------------------------




                                    S-5.14-3

                                  SCHEDULE 8D


                                 Existing Liens

================================ ================================================= =========================================
DEBTOR/JURISDICTION                               SECURED PARTY                                   COLLATERAL
================================ ================================================= =========================================
APEX RENTALS, INC.
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Associates Commercial Corporation                 Specific vehicles, accessions, chattel
                                                                                   paper, etc.
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Associates Commercial Corporation                 Specific vehicles, accessions, chattel
                                                                                   paper, etc.
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Apex Trailer & Truck Equip. Sales, Inc.           Specific equipment, replacement,
                                                                                   proceeds, etc.
----------------------------------------------------------------------------------------------------------------------------
APEX TRAILER LEASING & RENTALS, L.P.
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   Specific equipment/inventory, A/R,
Delaware Secretary of State      Fleet Capital Corp., as Collateral Agent and      rents, proceeds related thereto.
                                 Assignee of Wabash Statutory Trust-2000           (Vehicles sold to Fleet Boston)
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   Specific vehicles, accessions, chattel
Delaware Secretary of State      Fleet Capital Corp., as Collateral Agent and      paper, general intangibles, proceeds,
                                 Assignee of Wabash Statutory Trust-2000           etc.
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   Specific equipment/inventory, A/R,
Indiana Secretary of State       Fleet Capital Corporation, as Collateral Agent    rents, proceeds related thereto.
                                 and Assignee of Wabash Statutory Trust-2000       (Vehicles sold to Fleet Boston)
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   Specific equipment/inventory, A/R,
Missouri Secretary of State      Fleet Capital Corp., as Collateral Agent and      rents, proceeds related thereto.
                                 Assignee of Wabash Statutory Trust-2000           (Vehicles sold to Fleet Boston)
----------------------------------------------------------------------------------------------------------------------------
CLOUD OAK FLOORING COMPANY, INC.
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   All tangible personal property
                                                                                   purchased with $2,350,000 Arkansas
Arkansas Secretary of State      Boatmen's Trust Company of Arkansas               Development Finance Authority Economic
                                                                                   Development Revenue Bonds (1996 Series
                                                                                   D) (Plant)
-------------------------------- ------------------------------------------------- -----------------------------------------
FRUEHAUF TRAILER SERVICES, INC.
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Caterpillar Financial Services Corporation        3 trucks (substitutions, additions,
                                                                                   proceeds)
-------------------------------- ------------------------------------------------- -----------------------------------------
Iowa Secretary of State          Norwest Bank Iowa, NA                             1 Digital On Hold download, w/
                                                                                   productions
-------------------------------- ------------------------------------------------- -----------------------------------------
Missouri Secretary of State      US Fleet Leasing, as Agent                        Receivables and Related Security and
                                                                                   Collection Accounts.
-------------------------------- ------------------------------------------------- -----------------------------------------
Missouri Secretary of State      US Fleet Leasing                                  Specific equipment (trucks and proceeds)
-------------------------------- ------------------------------------------------- -----------------------------------------
Recorder of Deeds;               US Fleet Leasing, as Agent                        Receivables and Related Security and
St. Louis County, Missouri                                                         Collection Accounts.
-------------------------------- ------------------------------------------------- -----------------------------------------
Ohio Secretary of State          Caterpillar Financial Services Corporation        3 trucks (substitutions, additions,
                                                                                   proceeds)
-------------------------------- ------------------------------------------------- -----------------------------------------
Ohio Secretary of State          Raymond Leasing Corporation, as Assignee (from    Specific leased equipment (order
                                 Storage Concepts, Inc.)                           pickers, batteries and chargers)
-------------------------------- ------------------------------------------------- -----------------------------------------
Franklin County Ohio             Raymond Leasing Corporation, as Assignee (from    Specific leased equipment (order
                                 Storage Concepts, Inc.)                           pickers, batteries and chargers)
-------------------------------- ------------------------------------------------- -----------------------------------------
City of Richmond, Virginia       Raymond Leasing Corporation, as Assignee (from    Specific leased equipment (order
                                 Storage Concepts, Inc.)                           pickers, batteries and chargers)
-------------------------------- ------------------------------------------------- -----------------------------------------
Scranton, Pennsylvania           City of Scranton sewer authority                  $431.26 sewer treatment charges filed
Court of Common Pleas            (Lackawanna County)                               1/11/98
-------------------------------- ------------------------------------------------- -----------------------------------------
Greenville County,               Williamson Thermo King Dealerships, Inc.          Specific equipment (Thermo King unit)
South Carolina
-------------------------------- ------------------------------------------------- -----------------------------------------


                                    S-5.14-4

-------------------------------- ------------------------------------------------- -----------------------------------------
Texas Secretary of State         US Fleet Leasing                                  Specific equipment (trucks and proceeds)
----------------------------------------------------------------------------------------------------------------------------
NOAMTC, INC.
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   Specific equipment (combination system,
Delaware Secretary of State      Bankers/Softech Divisions of EAB Leasing Corp.    liner bags, filter pads and extended
                                                                                   warranty)
----------------------------------------------------------------------------------------------------------------------------
WABASH NATIONAL, L.P.
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       General Electric Capital Corporation              Equipment and Production line (sale
                                                                                   lease-back)
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       National City Leasing Corporation                 Leased equipment (Whitney Plasma
                                                                                   Fabricator)
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       First Bank Richmond, assigned from Mid            Leased equipment (fax copier)
                                 Continent Financial Corp.
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Copelco Capital, Inc.                             Leased equipment
----------------------------------------------------------------------------------------------------------------------------
WABASH NATIONAL CORPORATION
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Bank One, Indiana, N.A. (f/k./a NBD Bank, N.A.,   Specific equipment (accessions, proceeds)
                                 successor by merger to INB National Bank; f/k/a
                                 Lafayette National Bank, original Secured Party)
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Caterpillar Financial Services                    truck (substitutions, additions,
                                                                                   proceeds)
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Caterpillar Financial Services                    2 trucks (substitutions, additions,
                                                                                   proceeds)
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       IBM Credit Corporation                            Leased computer equipment and proceeds
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       National City Leasing Corp.                       Specific leased equipment (Duraplate)
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Marlin Leasing Corporation                        Specific leased equipment
-------------------------------- ------------------------------------------------- -----------------------------------------
Indiana Secretary of State       Computer Technologies Leasing, Inc.               [Description Unavailable]
-------------------------------- ------------------------------------------------- -----------------------------------------
Greenville County, S.C.          Williamson Thermo King Dealerships, Inc.          Specific equipment (Thermo King unit)
-------------------------------- ------------------------------------------------- -----------------------------------------
WABASH NATIONAL FINANCE CORP.
-------------------------------- ------------------------------------------------- -----------------------------------------
                                                                                   Specific chattel paper (leases) and
Indiana Secretary of State       First Union National Bank, as successor by        inventory of leased personal property,
                                 merger to CoreStates Bank, N.A.                   accessions and rights.
-------------------------------- ------------------------------------------------- -----------------------------------------
WNC CLOUD MERGER SUB, INC.
-------------------------------- ------------------------------------------------- -----------------------------------------
Arkansas Secretary of State      KeyCorp Leasing                                   Specific equipment, accessions, proceeds
-------------------------------- ------------------------------------------------- -----------------------------------------
Arkansas Secretary of State      KeyCorp Leasing                                   Specific equipment, accessions, proceeds
-------------------------------- ------------------------------------------------- -----------------------------------------
Boone County, Arkansas           KeyCorp Leasing                                   Specific equipment, accessions, proceeds
Circuit Clerk
-------------------------------- ------------------------------------------------- -----------------------------------------


The Liens in favor of Fleet Capital Corporation noted on certificates of title for vehicles titled in the name of Apex Trailer Leasing & Rentals, L.P. or Wabash Statutory Trust - 2000.



                                    S-5.14-5